As filed with the Securities and Exchange Commission on November 13, 2017
Registration No. 333-219914

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No.1
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 WOWI, Inc.
(Exact name of registrant as specified in its charter)

Florida
 (State or other jurisdiction of incorporation or organization)

8742
 (Primary Standard Industrial Classification Code Number)

47-5493005
 (I.R.S Employer Identification Number)

6770 South Yosemite Street Unit D,
Centennial, CO 80112-1428
   (720) 482-6257
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Anthony Russo
 6770 South Yosemite Street Unit D,
Centennial, CO 80112-1428
720-482-6257
(Name, address, including zip code, and telephone number,
including area code, of agent for service

(copy to)

Dennis Brovarone, Esq.
The Hoban Law Group LLC
730 17th Street, Suite 420
Denver, CO 80202
Phone: (303) 674-7000

  As soon as practicable after the effective date of this Registration Statement
  (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	[_]	Accelerated filer	[_]
Non-accelerated filer (Do not check if a smaller reporting company)	[_]	Smaller reporting company	[X]
Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act.  [_]

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, Par Value $0.0001 per share	4,874,449	$1.00	$4,874,449	$564.94

(1) Estimated Solely for the purposes of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.  The selling shareholders will offer their shares at $X.XX per share until the Company’s shares are quoted on the OTC Markets (https://www.otcmarkets.com) Bulletin Board as an OTCQB qualified security and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

WOWI, INC.

4,874,449 Shares of Common Stock

This prospectus relates to the offer and sale of up to 4,874,449 shares of your Common Stock (“Common Stock”) held by Selling Stockholders listed beginning on page 20 of this Prospectus (The “Selling Stockholders”), (the “Offering”). See “SELLING STOCKHOLDERS.”

The Selling Stockholders may sell their shares of our Common Stock (the “Shares”) at $X.XX per share until the Company’s shares are quoted on the OTC Markets (https://www.otcmarkets.com) Bulletin Board as an OTCQB qualified security and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.. See “DETERMINATION OF OFFERING PRICE,” “SELLING STOCKHOLDERS” and “PLAN OF DISTRIBUTION.”

We will pay the expenses of registering these Shares. We will not receive any proceeds from the sale of Shares of Common Stock in this Offering. All of the net proceeds from the sale of the Shares will go to the Selling Stockholders.

Our Common Stock is quoted on OTC Pink marketplace of OTCMarkets.com under the symbol of WOWU.

This Prospectus is part of a registration statement that we have filed with the US Securities and Exchange Commission. Prior to filing of our registration statement, we were not a reporting company under the Securities Exchange Act of 1937, as amended. Following the effectiveness of our registration statement we will become subject to the reporting requirements under the aforesaid Act.

Investing in our Common Stock involves a high degree of risk. You should invest in our Common Stock only if you can afford to lose your entire investment.

SEE “RISK FACTORS” BEGINNING ON PAGE 4

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETEREMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMAL OFFENSE.

The information in the Prospectus is not complete and may be changed. This Prospectus is included in the registration statement that was filed by WOWI, Inc. with the Securities and Exchange Commission. The Selling Stockholders may not sell these Shares until the registration statement become effective. This Prospectus is not an offer to sell these Shares and is not soliciting an offer to buy these Shares in any State where the offer or sale is not permitted.

The date of this Prospectus is November 13, 2017

Prospectus Summary	2
Risk Factors	4
Risks Related to Our Operations	4
Risks Related to Our Industry	8
Risks Related to Our Common Stock	12
Dilution	17
Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters	18
Description of Securities	19
Selling Stockholders	20
Plan of Distribution	23
Management’s Discussion and Analysis of Financial Condition and Results of Operations	25
Description of Business	28
Description of Property	38
Legal Proceedings	38
Financial Statements
Management	39
Executive Compensation	41
Security Ownership of Certain Beneficial Owners and Management	41
Certain Relationships and Related Transactions	42
Legal Matters	44
Experts	44
Addition Information	44
Financial Statements	F-1

PROSPECTUS SUMMARY
This summary provides an overview of certain information contained elsewhere in this Prospectus and does not contain all of the information that you should consider or that may be important to you. Before making an investment decision, you should read the entire Prospectus carefully, including the “RISK FACTORS” section and the financial statements and the notes to the financial statements. In this Prospectus, the terms “the Company,” “we,” “us” and “our” refer to WOWI, INC., unless otherwise specified herein.
WOWI, Inc. is an early-stage company.  We were originally incorporated in the British Virgin Islands on September 15, 2010 as Revelation MIS, Inc. Revelation MIS, Inc., had no operations or activity other than maintaining its corporate existence.  On February 26, 2015, Revelation MIS Inc.,  merged with Jolen, Inc., a Florida corporation and changed its  name to Jolen, Inc. Jolen’s original business plan was to acquire existing oil producing properties in the US though its operations were limited to capital formation and organization. On May 3, 2016, we acquired all assets of World of Weed, Inc., and on May 19, 2016, we changed our name to WOWI, Inc. and began to pursue our current business plan.

Our business is the licensing of technology and intellectual property to operators and businesses in the legal cannabis industry nationally.We also intend to provide packaging and labeling, lease equipment and lease real property to such companies. WOWI, Inc. provides consulting services including proper business structure and management in the ever-changing legal cannabis industry. As of the date of this Prospectus we have not yet generated revenues arising out  of  licensing  arrangements  since  commencement of our operations. As of the date of this Prospectus we do not have contracts expected to generate revenue during 2017.
•
WOWI, Inc. Provides these Services to Cultivators, Growers, Extractors And Dispensaries That Operate Legally In States, And They May Adopt and Utilize the Intellectual Property, Technology And Training We offer Thereby Providing The Various State and Local Jurisdictions They Are Making Application To With the Reliable Underpinnings Of A Well Known and Respected Cultivation and Dispensary Operation, WOWI, Inc.

•
Allowing Our Customers The Capability Of Avoid The Multitude Of Costly Mistakes Generally Made By Many Start-Up Business Ventures in the Cannabis Industry, As Well as Base Their Business Operations on an Efficient Industrial Cultivation Process That Has No Singular Dependence on a “Guru” or “Master Grower,” Instead Relying On the Experience of A Team Based Culture That Has A Substantial Depth of Successful Operating Experience.

•
Our Licensees Will Become A Part Of A Larger Licensee Network That Will ‘Share’ The Sum Of Its Experience Across This Network As Managed By Us, Thereby Aggregated the Experience of a Much Larger Group All Having the Same Motivation For Which We Intend to Create A ‘Culture’ Generation Approach That Will Exclusively Serve The Whole Licensure Network. While No Assurances Can Be Provided, We Believe That This Unique Feature Provides Us with A Strong Advantage Over Others in This Space Trying to Deliver Similar Services And Will In Fact over Time Be Adopted By Our Competitors.

Through our relationship with WOWI, LLC and WOWI, CBD we intend to continue to invest in our technology and intellectual property through active participation with our growing licensure group to develop the best standard of procedures in this industry to remain a low-cost Producer while maintaining the highest levels of safety, quality, and consistency.
During the year ended September 30, 2016, we generated no revenues and incurred a net loss of $1,682,166, which included a charge of $618,000 for stock based compensation expense. During the nine  months ended June 30, 2017, we generated no revenues and incurred net losses of $X, or $X per common share. Total stockholders’ deficit at September 30, 2016 was ($1,618,245). As of June 30, 2017, we had $xxin cash. See “RISK FACTORS” and “FINANCIAL STATEMENTS.”
Our executive offices are located at 6770 South Yosemite Street Unit D, Centennial, CO 80112-1428, Telephone (720) 482-6257. Our website address is: www.worldofweedinc.com

ABOUT THE OFFERING

Common Stock to be Offered by Selling Shareholders	4,874,449 Shares. This number represents approximately 15% of the total number of shares Outstanding.

Number of shares outstanding before and after the Offering	32,496,057 (1)

Use of Proceeds	We will not receive any proceeds from the sale of the Common Stock.

Risk Factors	See the discussion under the caption “RISK FACTORS” and other information in this Prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.
________________________
(1)	Because we are not selling of our Common Stock as part of this Offering, the number of issued and outstanding shares of our Common Stock will remain the same following this Offering.
SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
We have made some statements in this Prospectus, including some under “RISK FACTORS,” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” “DESCRIPTION OF BUSINESS” and elsewhere, which constitute forward-looking statements. These statements may discuss our future expectations or contain projections of our results of operations or financial condition or expected benefits to us resulting from acquisitions or transactions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. These factors include, among other things, those listed under “RISK FACTORS” and elsewhere in this Prospectus. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

RISK FACTORS
An investment in our Common Stock is a risky investment. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors before purchasing shares of our Common Stock offered hereby. We believe that we have included all material risks.

RISKS RELATED TO OUR OPERATIONS

Our independent registered accounting firm has expressed concerns about our ability to continue as a going concern.

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on the absence of significant revenues, our significant losses from operations and our need for additional financing to fund all of our operations. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unknown. If we cannot continue as a viable entity, we may be unable to continue our operations and you may lose some or all of your investment in our common stock.

We have limited operational history in an emerging industry that has been legalized in some states but remains illegal in others and under federal law, making it difficult to accurately predict and forecast business operation.

Because we have only a limited operational history it is and will continue to be extremely difficult to make accurate predictions and forecasts on our growth and finances. This challenge is compounded by the fact we operate in technology side of the cannabis industry. There is no guarantee our services will remain attractive to potential and current clients as our industry continues to grow and develop.

Additionally, though our management team has varied and extensive business backgrounds and technical expertise, they, along with everyone else involved in the cannabis industry, have limited substantive prior working experience and managing operations in our industry. Because of our limited operating history and the recent development of the cannabis industry in general, it is very difficult to evaluate our business and the future prospects. We will encounter risks and difficulties and, in order to overcome these risks and difficulties, we believe we must:

•	Execute WOWI, Inc’s Business and Marketing strategy successfully;
•	Increase the number of clients, vendors and customer relations in the related industry;
•	Meet the expected demand with quality, timely services;
•	When appropriate, partner with affiliate marketing companies to explore the demand;
•	Leverage initial relationships with earliest customers;
•	Upgrade our product and services and continuously provide wider distribution and production; and
•	Attract, hire, motivate and retain qualified personnel.
If these objectives are not achieved our results of operations could suffer.
We are relying heavily upon the various Federal Governmental memos issued in the past (Ogden, Cole, and others) to remain acceptable to those state and Federal entities that regulate, enforce, or choose to defer enforcement of certain current regulations and that the Federal Government will not change its this attitude to those practitioners in the cannabis industry as long as they comply with their state and local jurisdictional rules and authorities.

We are dependent on enforcement of proprietary rights.
When entering into confidentially agreements with our employee/contractors, consultants and corporate clients we try our best to control access to and distribution of our technologies, documentation and other proprietary information. Despite efforts to protect our proprietary rights from unauthorized use of disclosure, parties may attempt to disclose, obtain or use our products, solutions or technologies. We cannot be certain that the steps we take will prevent misappropriation of our solutions or technologies. Further, this is particularly difficult in foreign countries where the laws or law enforcement may not protect its proprietary rights as fully as in the United States. As of the date of this Prospectus we are not conducting any operations outside the US and have no plans to do so except for possibly the of licensing or services deployment in Canada.
There can be no assurance that third parties will not assert claims of infringement against us.
From time to time we may be subject to claims in the ordinary course of our business, including claims of alleged infringement of the trademarks, patents and other intellectual property rights of third parties by us or our clients. Any such claims, or any resultant litigation, should it occur, could subject us to significant liability for damages and could result in the invalidation of our contractual proprietary rights. In addition, even if we were to win any such litigation, such litigation could be time-consuming and expensive to defend, and could result in the diversion of time and attention, any of which could materially or adversely affect our business, results of operations and financial condition. Any claims or litigation may also result in limitations on our ability to use such trademarks, patents and other intellectual property unless we enter into arrangement with such third parties, which may be unavailable on commercially reasonable terms.
Our success is dependent upon our ability to develop markets.
Our ability to successfully penetrate the cannabis channel as well as other target markets will determine actual operating results. While we anticipate the creation of a compelling services model for our potential clients, we may not be able to fully develop our planned service offering(s) in a manner that is predictable or profitable.  There are many factors contributing to the overall cannabis growth and opportunity. These factors are listed below. WOWI will focus on these factors to help fuel its growth. The overall U.S cannabis market is growing from its own performance dynamics. The strong, growth in demand for legal cannabis over the past years is expected to continue in the years ahead. The legal cannabis industry is among the fastest growing industries in the U.S projecting $22 billion in revenue by 2020 from $5 billion in 2015. WOWI’s growth is based upon vertical integration with a Three Phase Implementation Plan: (I.) Cultivation Operations, (II.) Infused Products, and (III.) Retail Outlets .

Competition in our industry is intense.

There are many competitors in the cannabis industry, including many who offer similar services as those offered by us. There can be no guarantee that in the future other companies won’t enter this arena by developing products that are in direct competition with us. We anticipate the presence as well as entry of other companies in this market space but acknowledges that we may not be able to establish or if established, to maintain a competitive advantage. Some of these companies may have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, sales and marketing resources. This may allow them to respond more quickly than us to market opportunities. It may also allow them to devote greater resources to the marketing, promotion and sale of their products and or services. These competitors may also adopt more aggressive pricing policies and make more attractive offers to existing and potential customers, employees, strategic partners, distribution channels and advertisers. Increased competition is likely to result in price reductions, reduced gross margins and a potential loss of market share.
Source: The State of Legal Marijuana Markets, 4th Edition, by ArcView Market Research and New Frontier Data (2016)

Due to our limited financial resources, litigation could negatively impact our financial condition even after we have no caused damages to any potential claimant.

Litigation is used as a competitive tactic both by established companies seeking to protect their existing position in a market and by emerging companies attempting to gain access to a market. In such litigation, complaints may be filed on a variety of grounds, including but not limited to antitrust violations, breach of contract, trade secret, patent or copyright infringement, patent or copyright invalidity and unfair business practices. If we are forced to defend ourselves against such claims, whether or not meritorious, we are likely to incur substantial expense and diversion of management attention, and may encounter market confusion and the reluctance of licensees and distributors to commit resources to us.

We have limited capitalization and limited funds available for operations; we may require additional financing.

Expansion of our business will require capital expenditures. Our capital requirements will depend upon numerous factors, including the size and success of our marketing and sales network, and the demand for our products and services. If funds generated from our operations are insufficient to allow us to grow as we hope to do, we may need to raise additional funds through public or private financing. No assurance can be given that additional financing will be available or that, if available, it will be obtained on terms favorable to us. If adequate funds are not available we may have to reduce or eliminate expenditures which would have a material adverse effect on our results of operations.

There can be no assurances that we will have sufficient funds from operations to fully implement our business plan, If we do require additional funds to implement our business, as of the date of the Prospectus no one had committed to provide us any capital. If we are unsuccessful in raising any additional capital if and when needed or identified we will be unable to fully execute our current business strategy and are likely to be unable to sustain our operations. If adequate capital cannot be obtained under terms we can support, we will be forced to curtail or delay the expansion of our sales and marketing capabilities, which could cause our results of operations to suffer.

Our management and principal shareholders have the ability to significantly influence or control matters requiring a shareholder vote or other shareholders may not have the ability to influence corporate transactions.

Currently, our principal shareholders own a majority of our outstanding Common Stock. As a result, they have the ability to determine the outcome on all matters requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions.

Our management does not have significant financial reporting experience, or significant experience in managing a public company.

This may make it difficult in establishing and maintaining acceptable internal controls on financial reporting and which also may lead to delays in filing required reports with the Securities and Exchange Commission and suspension of quotation of our securities OTCPink Marketplace, which will make it more difficult for you to sell your securities.

The OTCPink Marketplace and other national stock exchanges each limits quotations to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. Because we do not have significant financial reporting experience we may experience delays in filing required reports with the Securities and Exchange Commission (The “SEC”). Because issuers whose securities are qualified for quotation on the OTCPink Marketplace or any other national exchange are required to file these reports with the SEC in a timely manner, the failure to do so many results in a suspension of trading or delisting.

Our management may have conflicts of interest.

Some members of our management are employed on a full-time basis by other businesses involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our Company. We believe that none currently exist but it is the intent of the management to keep any transactions free of conflicts of interest. Management is also working on the creation of job specific tasking as well as non-compete agreements that will be deployed as possible and as related to our existing and future team members.

Our current officers and directors have other interests outside of our business and contract negotiations are still in process with them.

While we are in the process of negotiating contract agreements with our non-independent officers and directors that will define these relationships in a manner that provides sufficient motivation to our officers and directors to remain an ongoing part of our business, there no assurances that these agreements will be executed. Loss of any of our members of management will have a negative impact upon our business efforts and results of operations.  (SOP’s attached for Board Members)

There is no assurance we can achieve profitability.

During our short existence we have not generated revenues from our operations and have generated a net loss of $1,682,166, which includes $618,000 in stock based compensation, through September 30, 2016. During the nine months ended June 30, 2017, we generated a net loss of $. We intend to commence operations and generate revenue during fiscal year 2018.

We are Dependent upon our management to continue our growth.

WOWI, Inc. believes it will rapidly and significantly expand operations and growth as a result of the continued expansion of the cannabis industry. There are no assurances this will occur. However, if it does occur we will need to significantly expand our administrative facilities which will continue to be required in order to address potential market opportunities. The rapid growth will place a significant strain on our management and operational and financial recourses. Our success is principally dependent on our current management personnel for the operation of our business.

To execute on its commitment, WOWI, Inc. draws on the collective experience of its management team with expertise in market research, development, corporate management, market opportunities, product growth, sales, distribution, future growth and economic trends. WOWI’s management team has been sought for opinions and expertise on the medical and recreational cannabis markets, among them:

•	Colorado State University
•	Colorado Department of Agriculture
•	San Luis Valley Authority, and
•	HEMP market in Colorado

The ability to provide high quality service will depend on attracting and retaining educated staff, as well as professional experiences that is relevant to our market, including for marketing, technology and general experience in this industry.

Our ability to deliver quality services depends on our ability to manage and expand our marketing, operational and distribution systems, recruit additional qualified employees and train, and manage and motivate both current and new employees. Failure to effectively manage our growth would have a material adverse effect on our business.

RISKS RELATED TO OUR INDUSTRY

Our business Is Dependent on State Laws Pertaining To The Cannabis Industry.

The Federal Controlled Substances Act, classifies cannabis as a Schedule I controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that it is the Federal Government that has the right to regulate and criminalize cannabis, even for medical purposes, and thus federal law criminalizing the use of cannabis preempts state laws that legalize its use. As of the date of this Prospectus, 23 states and the District of Columbia allow their residents to use medical cannabis. While votes in the states of Colorado, Washington, Oregon and Alaska, as well as the District of Columbia approve ballot measures to legalize cannabis for adult use, continued expansion of such ‘recreational use’ is not well defined at this time and any continued development of the cannabis industry will be dependent upon continued new legislative authorization of cannabis at the state, and perhaps the federal level. Any number of events or occurrences could slow or halt progress all together in this space. While progress within the cannabis industry channel is currently encouraging, growth is not assured. While there appears to be ample public support for favorable legislative action, numerous factors may impact or negatively affect the legislative process(s) within the carious states we have business interests in. Any one of these factors could slow or halt use of cannabis, which would negatively impact our business up to possibly causing us to discontinue operations as a whole.

Cannabis Remains Illegal Under Federal Law.

Despite the development of a cannabis industry legal under state laws, state laws legalizing medicinal and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies cannabis as a Schedule I controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that it is the Federal Government that has the right to regulate and criminalize cannabis, even for medical purposes, and thus federal law criminalizing the use of cannabis preempts state laws that legalize its use. However, the previous President’s Administration effectively stated that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical and recreational cannabis. Yet, there is no guarantee that the curent Administration will not  change its stated policy regarding  the  low-priority enforcement of federal laws in states where cannabis has been legalized. Any such change in the Federal Government’s enforcement of federal laws could cause  significant financial damage to us and our shareholders.

As the Possession and Use Of Cannabis Is Illegal Under The Federal Controlled Substances Act, We May Be Deemed TO Be Aiding And Abetting Illegal Activities Through The Services That We Provide To Users And Advertisers. As A Result, We May Be Subject To Enforcement Actions By Law Enforcement Authorities, Which Would Materially And Adversely Affect Our Business.

Under federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, and transfer of cannabis is illegal. Our business provides services to customers that are engaged in the business of possession, use, cultivation, and/or transfer of cannabis. As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against us, including, but limited to, a claim of aiding and abetting another’s criminal activities. The federal aiding and abetting statute provides that anyone who “commits and offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C §2(a). As a result of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on our business and operations. If the federal government decides to enforce the CSA in Colorado with respect to cannabis, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

Federal Enforcement Practices Could Change With Respect To Services Providers To Participants In The Cannabis Industry, Which Could Adversely Impact Us. If The Federal Government Were To Change Its Practices, Or Were To Expend Its Resources Enforcing Existing Federal Laws On Such Providers In The Cannabis Industry, Such Action Could Have A Materially Adverse Effect On Our Operations, Our Customers, Or The Sales Of Our Products Up To And Including A Complete Interruption Of Our Business.

It is possible that additional Federal or State legislation could be enacted in the future that would prohibit our clients from selling cannabis, and if such legislation were enacted, such clients may discontinue the use of our services, and our potential source of customers would be reduced causing revenues to decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to use our services, which would be detrimental to us. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

There Are No Automated Systems For Negotiating Trades On The OTCPink Marketplace And It Is Possible For The Price Of A Stock To Go Up Or Down Significantly During A Lapse Of Time Between Placing A Market Order And Its Execution, Which May Affect Your Trades In Our Securities.

Because there are no automated systems for negotiating trades on the OTCPink Marketplace, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders, an order to buy or sell a specific number of shares at the current market price, it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

Our Common Stock Is Considered A “Penny Stock” So Long As It Trades Below $5.00 Per Share. This Can Adversely Affect Its Liquidity.

Our Common Stock is considered a “penny stock” and will continue to be considered a penny stock so long as it trades below $5.00 per share and as such, trading in our Common Stock will be subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities. In addition, few broker or dealers are likely to undertake these compliance activities. Other risks associated with trading in penny stocks could also be price fluctuations. And the lack of a liquid market

Any Adverse Effect On The Market Price Of Our Common Stock Could Make It Difficult For Us To Raise Additional Capital Through Sales Of Equity Securities At A Time And At A Price That We Deem Appropriate.

Sales of substantial amounts of our Common Stock, or in anticipation that such sales could occur, may materially and adversely affect prevailing market prices for our Common Stock, if and when such market develops in the future.

The Market Price Of Our Common Stock May Fluctuate Significantly In The Future.

In the OTCPink Marketplace We expect that the market price of our Common Stock may fluctuate in response to one or more of the following factors, many of which are beyond our control:

•	Competitive Pricing Pressures;
•	Our Ability To Market Our Services On A Cost-Effective And Timely Basis;
•	Our Inability To Obtain Working Capital Financing, If Needed;
•	Changing Conditions In The Market;
•	Changes In Market Valuations Of Similar Companies;
•	Stock Market Price And Volume Fluctuations Generally;
•	Regulatory Developments;
•	Fluctuations In Our Quarterly Of Key Personnel; And
•	Future Sales Of Our Common Stock Or Other Securities.

The price at which you purchase share of our Common Stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of Common Stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. In the past, securities class action litigation has often been brought against a company following periods of stock price volatility. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and our resources away from our business. Any of the risks described above could adversely affect our sales and profitability and also the price of our Common Stock.

Provisions Of Our Articles Of Incorporation And Bylaws May Delay Or Prevent A Take-Over That May Not Be In The Best Interests Of Our Stockholders.

Provisions of our Articles of Incorporation and Bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt.

The Requirements Of Being a Public Company May Strain Our Resources, Divert Management’s Attention and Affect Our Ability to Attract and Retain Executive Management and Qualified Board Members.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Sarbanes- Oxley Act, The Dodd-Frank Act, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time consuming or costly and increase demand on our systems and resources, particularly after we no longer offer an “emerging growth company,” as defined in the Jumpstart our Business Startups Act, or the JOBS Act. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which would adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of Specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities my initiate legal proceedings against us and our business may be adversely affected.

However, for as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.

We would cease to be an “emerging growth company” upon the earliest of: (1) the first fiscal year following the fifth anniversary of this offering, (2) the first fiscal year after our annual gross revenues are $1.0 billion or more, (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities, or (4) as of the end of any fiscal year in which the market value of our Common Stock held by non-affiliates exceeded $700 million as of the end of the second quarter of the fiscal year.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage once we put such coverages in place, which we intend to implement in the near future. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to service on our audit committee and compensations committee, and qualified executive officers.

As a result of disclosure of information in this Prospectus and in filing required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and operating results.

The Market Price For Our Common Stock Will Be Particularly Volatile Given Our Status As A Relatively Unknown Company, With A Limited Operating History And Lack Of Profits Which Could Lead To Wide Fluctuations In Our Share Price. You May Be Unable To Sell Your Common Stock At Or Above Your Purchase Price, Which May Result In Substantial Losses To You.

The market for our Common Stock and our price volatility in the future will particularly volatile when compared to the shares of larger, more established companies that trade on national securities exchange and have large public floats. The volatility in our share price will be attributable to a number of factors. (1) Our Common Stock will be, compared to the shares of such larger, more established companies, sporadically and thinly traded. As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could decline precipitously in the event that a large number of our Common Stock are sold on the market without commensurate demand. (2) We are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discount than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a larger public float. Many of these factors are beyond our control and under federal law, and more specifically the Federal Controlled Substance Act, the possession, use, cultivation, and transfer of cannabis is illegal. Our business provides services to customers that are engaged in the business of possession, use, cultivation, and/or transfer of cannabis. As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against us, including, but not limited to, a claim of aiding and abetting another’s criminal activities. The federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C §2(a). As a result of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on our business and operations.

Federal Enforcement Practices Could Change With Respect To Services Providers To Participants In The Cannabis Industry, Which Could Adversely Impact Us. If The Federal Government Were To Change Its Practices, Or Were To Expend Its Resources Enforcing Existing Federal Laws On Such Providers In The Cannabis Industry, Such Action Could Have A Materially Adverse Effect On Our Operations, Our Customers, Or The Sales Of Our Products Up To End Including A Complete Interruption Of Our Business.

It is possible that additional Federal or State legislation could be enacted in the future that would prohibit our clients from selling cannabis, and if such legislation were enacted, such clients may discontinue the use of our services, and our potential source of customers would be reduced causing revenues to decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to use our services, which would be detrimental to us. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

RISKS RELATING TO OUR COMMON STOCK.

The price of our common stock may be volatile.

Our Common Stock is approved for quotation on the OTC Markets’ OTCPink marketplace under the symbol, “WOWU.” The OTCPink marketplace is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in the over-the-counter equity securities and provides significantly less liquidity than a listing on the Nasdaq Stock Markets or other national securities exchange. OTCPink securities are traded by a community of market makers that enter quotes and trade reports. This market is limited in comparison to the national stock exchanges and any prices quoted may not be a reliable indication of the value of our Common Stock. Quotes for stocks included on the OTCPink are not listed in the financial sections of new papers as are those for the Nasdaq Stock Market or the NYSE. Therefore, prices for securities traded solely on the OTCPink may be difficult to obtain.

Trading on the OTCPink Marketplace as opposed to a national securities exchange had resulted and may continue to result in a reduction in some or all of the following, each of which could have a material adverse effect on the price of our Common Stock and our company:

•	Liquidity of our common stock;
•	The market price of shares of our Common Stock;
•	Our ability to obtain financing to support our operations and the implementation of our business plan;
•	The number of institutional and other investors that will consider investing in shares of our Common Stock;
•	The number of market markers in shares of our common stock;
•	The availability of information concerning the trading prices and volume of shares of our Common Stock; and
•	The number of broker-dealers willing to execute trades in shares of our Common Stock.

The price and trading volume of our Common Stock have historically been volatile. For example, from July 1, 2015 until June 30, 2017, the closing market price of our Common Stock ranged from $0.80 to $5.74 per share, and the monthly trading volume varied from approximately 0 shares to 27,461 shares.

In addition, the market price of our Common Stock could be subject to wide fluctuations in response to:

•	Actual or anticipated fluctuations in our results of operations;
•	Announcements regarding the status of our regulatory efforts;
•
The determination that our shares of Common Stock are “penny stock” which will require brokers trading in our shares of Common Stock to adhere to more stringent rules, likely resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

•	The sale by us of our Common Stock or preferred stock or other securities, or the anticipation of sales of such securities;
•	The trading volume of our Common Stock, particularly if such volume is light;
•	The introduction of new products of services, or product or service enhancements by us or our competitors;
•	Developments with respect to our or our competitors’ intellectual property rights or regulatory approvals or denials;
•	Announcements of significant acquisitions or other agreements by us or our competitors;
•	Sales or anticipated sales of our Common Stock by our insiders (management and directors);
•	Conditions and trends in our industry;
•	Changes in our pricing policies or the pricing policies of our competitors;
•	Changes in the estimation of the future size and growth of our markets; and
•	General economic conditions.

In addition, the stock market in general, and the OTCPink marketplace in particular, have experienced extreme price and volume fluctuations that in some cases may be unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may materially harm the market price of our Common Stock, regardless of our operating performance. In addition, this volatility could adversely affect an investor’s ability to sell shares of our common stock, and/or the available price for such shares, at any given time.

There Are No Automated Systems For Negotiating Trades On The OTCPink Marketplace And It Is Possible For The Price Of A Stock To Go Up Or Down Significantly During A Lapse Of Time Between Placing A Market Order And Its Execution, Which May Affect Your Trades In Our Securities.

Because there are no automated systems for negotiating trades on the OTCPink,Marketplace they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders, an order to buy or sell a specific number of shares at the current market price, it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

Our Stock Will Be Considered A “Penny Stock” So Long As It Trades Below $5.00 Per Share. This Can Adversely Affect Its Liquidity.

It is anticipated that our Common Stock will be considered a “penny stock” and will continue to be considered a penny stock so long as it trades below $5.00 per share and as such, trading in our Common Stock will be subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities. In addition, few broker or dealers are likely to undertake these compliance activities. Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

Any Adverse Effect On The Market Price Of Our Common Stock Could Make It Difficult For Us To Raise Additional Capital Through Sales Of Equity Securities At A Time And At A Price That We Deem Appropriate.
Sales of substantial amounts of our Common Stock, or in anticipation that such sales could occur, may materially and adversely affect prevailing market prices for our Common Stock, if and when such market develops in the future.
The Market Price Of Our Common Stock May Fluctuate Significantly In The Future.
We expect that the market price of our Common Stock may fluctuate in response to one or more of the following factors, many of which are beyond our control:
•	Competitive Pricing Pressures:
•	Our Ability To Market Our Services On A Cost-Effective And Timely Basis;
•	Our Inability To Obtain Working Capital Financing, If Needed;
•	Changing Conditions In The Market;
•	Changes In Market Valuations Of Similar Companies;
•	Stock Market Price And Volume Fluctuations Generally;
•	Regulatory Developments;
•	Fluctuations In Our Quarterly Or Annual Operating Results;
•	Additions Or Departures Of Key Personnel; And
•	Future Sales Of Our Common Stock Or Other Securities;
The price at which you purchase shares of our Common Stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of Common Stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. In the past, securities class action litigation has often been brought against a company following periods of stock price volatility. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and our resources away from our business.
Any of the risks described above could adversely affect our sales and profitability and also the price of our Common Stock.
Provisions Of Our Articles Of Incorporation And Bylaws May Delay Or Prevent A Take-Over That May Be In The Best Interests Of Our Stockholders.
Provisions of our Articles of Incorporation and Bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt.
The Requirements of Being a Public Company May Strain Our Resources, Divert Management’s Attention And Affect Our Ability to Attract and Retain Executive Management and Qualified Board Members.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act, the Dodd-Frank Act, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase on our systems and resources, particularly after we are no longer an “emerging growth company,” as defined in the Jumpstart our Business Startups Act, or the JOBS Act. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants, which will increase our costs and expenses.
In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and proactive, regulatory authorities may initiate legal proceeding against us and our business may be adversely affected.
However, for as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes Oxley Act, reduced disclosure obligations regarding executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”
We would cease to be an “emerging growth company” upon the earliest of: (1) the first fiscal year following the fifth anniversary of this offering. (2) the first fiscal year after our annual gross revenues are $1.0 billion or more, (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities, or (4) as of the end of any fiscal year in which the market value of our Common Stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.
We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage once we put such coverages in place, which we intend to implement in the near future. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.
As a result of disclosure of information in this Prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and operating results.

The Market Price For Our Common Stock Will Be Particularly Volatile Given Our Status As A Relatively Unknown Company, With A Limited Operating History And Lack Of Profits Which Could Lead To Wide Fluctuations In Our Share Price. You May Be Unable To Sell Your Common Stock At Or Above Your Purchase Price, Which May Result In Substantial Losses To You.
Our price volatility in the future will be particularly volatile when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats. The volatility in our share price will be attributable to a number of factors. (1) Our Common Stock will be, compared to the shares of such larger, more established companies, sporadically and thinly traded. As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could decline precipitously in the vent that a large number of our Common Stock are sold on the market without commensurate demand. (2) We are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Common Stock will be at any time.
Our Future Results May Vary Significantly Which May Adversely Affect The Price Of Our Common Stock.
It is possible that our quarterly revenues and operating results may vary significantly in the future and that period-to-period comparisons of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our Common Stock may decline significantly.
We Are Classified As An “Emerging Growth Company” As Well As A “Smaller Reporting Company” And We Cannot Be Certain If The Reduced Disclosure Requirements Applicable To Emerging Growth Companies And Smaller Reporting Companies Will Make Our Common Stock Less Attractive To Investors.
As a reporting company under the Exchange Act, we expect to be classified as an "emerging growth company," as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.
Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act” or “33 Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.
WOWI, Inc., could remain an “emerging growth company” for up to five (5) years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (2) the date that WOWI, Inc., becomes a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (3) the date on which WOWI, Inc.,  have issued more than $1 billion in non-convertible debt during the preceding three-year period.

WOWI recognizes that cannabis is believed to improve the quality of life of individuals suffering from certain medical conditions. Collaborating with well-respected institutions, WOWI intends to develop superior genetics, protocols, advance distribution, and to transform the industry to best serve the medical and recreational needs of the populous. WOWI, Inc., expects that it would be a “smaller reporting company.” In the event that we are still considered a “smaller reporting company,” at such time are we cease being an “emerging growth company,” the disclosure WOWI, Inc., will be required to provide in our SEC filings will increase, but will still be less than it would be if it were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in WOWI, Inc.’s SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects. Should we cease to be an “emerging growth company” but remain a “smaller reporting company”, it would then be required to: (1) comply with new or revised US GAAP accounting standards applicable to public companies, (2) comply with new Public Company Accounting Oversight Board requirements applicable to the audits of public companies, and (3) to make additional disclosures with respect to related party transactions, namely Item 404(d).
FINRA Sales Practice Requirements May Limit a Stockholder’s Ability to Buy and Sell Our Stock.
The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.
State Securities Laws May Limit Secondary Trading, Which May Restrict The States In Which You Can Sell The Shares Offered By This Prospectus.
If you purchase shares of our Common Stock sold in this Offering, you may not be able to resell the shares in any state unless and until the shares of our Common Stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our Common Stock for secondary trading, or identifying an available exemption for secondary trading in our Common Stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our Common Stock in any particular state, our Common Stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our Common Stock, the market for our Common Stock will be limited which could drive down the market price of our Common Stock and reduce the liquidity of the shares of our Common Stock and a stockholder’s ability to resell shares of our Common Stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.
Use of Proceeds
We will receive none of the proceeds from the sale of the Common Stock issued and held by our Selling Stockholders in this Offering.
Determination of Offering Price

The pricing of the Shares has been arbitrarily determined and established by the Company. No independent accountant or appraiser has been retained to protect the interest of the investors. No assurance can be made that the offering price is in fact reflective of the underlying value of the Shares. Each prospective investor is urged to consult with his or her counsel and/or accountant as to offering price and the terms and conditions of the Shares. Factors to be considered in determining the price include the amount of capital expected to be required, the market for securities of entities in a new business venture, projected rates of return expected by prospective investors of speculative investments, the Company’s prospects for success and prices of similar entities.

Dilution

The Company is not offering any shares for sale in this Prospectus. All shares are being registered on behalf of our selling shareholders and will not have a dilutive effect upon existing stockholders.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Information About Our Common Stock
Our common stock is approved for quotation on the OTC Markets’ OTCPink marketplace under the symbol “WOWU.” The OTCPink marketplace is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities. OTCPink securities are traded by a community of market makers that enter quotes and trade reports. This market is limited in comparison to the national stock exchanges and any prices quoted may not be a reliable indication of the value of our common stock.
On March 31, 2017, the closing price of our common stock reported on the OTCPink was $2.50 per share. The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices of our common stock, as reported on the OTCPink. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.
Quarter Ending	High	Low
June 30, 2017	$5.00	$2.15
March 31, 2017	$4.00	$1.50
December 31, 2016	$5.74	$1.10
September 30, 2016	$2.00	$0.90
June 30, 2016	$1.00	$0.80
March 31, 2016	$1.01	$0.80
December 31, 2015	$1.10	$1.00
September 30, 2015	$4.10	$1.00
June 30, 2015	$2.01	$0.82
March 31, 2015	$1.35	$0.75

Holders
As of the date of this Prospectus we had 106 holders of record for our Common Shares. See “DESCRIPTION OF SECURITIES.”
We are registering the 4,874,449 shares of Common Stock held by 106 holders of our Shares in our registration statement of which this Prospectus is a part.
Dividend Policy
We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

DESCRIPTION OF SECURITIES
Common Stock
There are 500,000,000 shares of Common Stock, $.001 par value, authorized, with 32,496,057 shares issued and outstanding. The holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock, which may be authorized and issued in the future. Upon a liquidation, dissolution or winding up of our Company the holders of Common Stock are entitled to receive ratably the net assets available after the payment of all debts and other liabilities, and subject further only to the prior rights of any outstanding Preferred Stock which may be authorized and issued in the future. The holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are, and the shares offered herein will be, when issued and paid for, fully paid and non-assessable. Cumulative voting in the election of directors is not permitted and the holders of a majority of the number of outstanding shares will be in a position to control the election of directors at a general shareholder meeting and may elect all of the directors standing for election. We have no present intention to pay cash dividends to the holders of Common Stock.
Preferred Stock

There are 10,000 shares of Series A Preferred Stock authorized, par value $0.001 per share, authorized, none of which has been issued or is outstanding.  If outstanding, the Series A Preferred Stock votes would vote with the Common Stock and would be entitled to fifty thousand (50,000) votes per share.  If outstanding, the Series A Preferred would (i) accrue an annual cumulative dividend of $8.00 per share (ii) at the unanimous election of the holders be convertible into one thousand shares of Common Stock per Preferred share; (iii) be entitled to a $40 per Preferred share liquidation preference; and (iv) at the unanimous election of the holders, require the company to redeem the Preferred share at $0 per share.

The is one share of Series B Super Voting Preferred Stock authorized and outstanding. The share of Series B Super Voting Preferred Stock is held by Anthony Russo, our CEO and Chairman.  The Series B Super Voting Preferred has the right to cast such number of votes on any matter, including the election of directors, submitted to the stockholders for vote or approval equal to the total number of issued and outstanding voting securities of all classes at such time plus one thousand votes.  The Series B Super Voting Preferred has no rights to declared dividends or liquidation proceeds.

Our Articles of Incorporation, as Amended, also authorize 10,000 shares of Class A Preferred Stock, par value of $0.001 per share, none of which has been issued. Each share   of Preferred Stock carries voting rights equivalent to 50,000 shares of common stock, yields an annual dividend of $8 per preferred share, and is entitled to a $40 per share preference over the Common Stock with respect to the distribution of assets of our Company in the event of liquidation, dissolution, or winding-up of our Company, whether voluntarily or involuntarily, or in the event of the any other distribution of our assets, among our stockholders for the purposes of winding-up affairs.

Our Articles of Incorporation, as Amended, further authorize one share of Class B Preferred Stock, with no par value and special voting powers allowing votes equivalent to all outstanding common shares in any matter that common stockholders vote on. Currently, the CEO holds this share.

The authorized but unissued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Directors, in their sole discretion, have the power to determine the relative powers, preferences, and rights of each series of Preferred Stock.

TRANSFER AGENT AND REGISTRAR

We have retained Securities Transfer Corporation, as the transfer agent for our Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

In the event our Common Stock is approved for trading in the future, of which there can be no assurance, market sales of shares of our Common Stock after this Offering and from time to time, and the availability of shares for future sale, may reduce the market price of our Common Stock. Sales of substantial amounts of our Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our Common Stock and could impair our future ability to obtain capital, especially through an offering of equity securities. After the effective date of the registration statement of which this Prospectus is a part, all of the shares sold in this Offering will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our affiliates. After the effective date of the registration statement of which this Prospectus is a part, all of the shares sold in this Offering, constituting  4,874,449 shares, will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. The balance of 27,621,608 shares which are not being registered will be eligible for sale pursuant to the exemption from registration. However, these shares not being registered are held by our management and other affiliates who are limited to selling only 1% of our issued and outstanding  shares  every  90 days.

Our Common Stock is quoted on the OTCPink Marketplace.   Our Common Stock is considered a “penny stock”  and will continue to be considered a penny stock so long as it trades below $5.00 per share and as such, trading in our Common Stock will be subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements.  The  broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s  written  consent  prior  to  the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. In addition, broker-dealers must disclose commissions payable to both the  broker-dealer  and  the  registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities. In addition, few broker or dealers are likely to undertake these compliance activities. Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. See “RISK FACTORS.”

SELLING STOCKHOLDERS
The Selling Stockholders named in this Prospectus are offering the 4,874,449  shares of Common Stock offered through this Prospectus. The Selling Stockholders are all U.S. persons who acquired the 4,874,449  shares of Common Stock offered through this Prospectus from us in either our private placement transactions pursuant to available exemptions from registration.
Name	Relationship (If Applicable)	# of Shares Owned	% of Outstanding	# of Shares Offered	% of Outstanding
Anthony Russo	CEO & Chairman	24,875,212	76.55%	3,731,282	11.48%
Michael Heilman	Director	1,375,718	4.23%	206,358	0.64%
Jackson Morris		836,000	2.57%	125,400	0.39%
Richard N O'Donnel Jr & Judith O'Donnel		800,000	2.46%	120,000	0.37%
Charles H. Sallah	Director	727,649	2.24%	109,148	0.34%
AGW Investments LLC	Director's Company	600,000	1.85%	90,000	0.28%
Paul Lewis		516,096	1.59%	77,415	0.24%
Craig Williams		292,385	0.90%	43,858	0.13%
C. M. Sallah		225,400	0.69%	33,810	0.10%
Anthony Pugliese		198,842	0.61%	29,827	0.09%
Richard Oravec		168,493	0.52%	25,274	0.08%
Warren Timney		161,650	0.50%	24,248	0.07%
Anthony Frogameni		117,133	0.36%	17,570	0.05%
Talem Investments LLC		100,856	0.31%	15,129	0.05%
Cede & Co		91,892	0.28%	13,784	0.04%
Max LED Lights LLC		82,800	0.25%	12,420	0.04%
Dawn Wesche		80,362	0.25%	12,055	0.04%
Joseph T. Pratt III		57,500	0.18%	8,625	0.03%
Deborah Nelson		57,133	0.18%	8,570	0.03%
James Pratt		57,133	0.18%	8,570	0.03%
Francesco Stoia		56,477	0.17%	8,472	0.03%
Tyrone Tabing		54,733	0.17%	8,210	0.03%
LJ Solo 401k		54,483	0.17%	8,173	0.03%
Melissa Sallah		53,267	0.16%	7,991	0.02%
Ralph P. Heilman		50,000	0.15%	7,500	0.02%
Drew Wilmeth	Employee	50,000	0.15%	7,500	0.02%
Tom Reddy		43,295	0.13%	6,495	0.02%
Ryan Norton		40,000	0.12%	6,000	0.02%
Janet DiGiovanni & Charles DiGiovanni		32,235	0.10%	4,836	0.01%
Julian P. Harris		31,937	0.10%	4,791	0.01%

Name	Relationship (If Applicable)	# of Shares Owned	% of Outstanding	# of Shares Offered	% of Outstanding
Pivo Associates, Inc.		31,937	0.10%	4,791	0.01%
Graciela Moreno	Director	30,000	0.09%	4,500	0.01%
Michael Santoro		27,439	0.08%	4,116	0.01%
Edward Slogrove		27,367	0.08%	4,106	0.01%
Michael Murphy		26,817	0.08%	4,023	0.01%
Joel Libovitch		26,583	0.08%	3,988	0.01%
Robert Mann & Carolann Mann		26,517	0.08%	3,978	0.01%
Steven Monroe & Carolyn Monroe		23,991	0.07%	3,599	0.01%
Angelo Longobucco		22,097	0.07%	3,315	0.01%
Anthony Mazzei		22,070	0.07%	3,311	0.01%
Guido Liuzzo		21,607	0.07%	3,242	0.01%
Alex Warner	Director	20,000	0.06%	3,000	0.01%
Jose Ramirez	Director	20,000	0.06%	3,000	0.01%
Michael Bayoff	Director	20,000	0.06%	3,000	0.01%
Peter Schramm		20,000	0.06%	3,000	0.01%
Alexander Cochran		18,263	0.06%	2,740	0.01%
Dennis Bedard		17,171	0.05%	2,576	0.01%
Thomas P McReady		16,140	0.05%	2,421	0.01%
Donald Fox		15,333	0.05%	2,300	0.01%
Richard Benvin		15,000	0.05%	2,250	0.01%
Val Grande Oil LLC		15,000	0.05%	2,250	0.01%
Kendall Whitesell		15,000	0.05%	2,250	0.01%
Neal Ziegler & Dona Ziegler		14,044	0.04%	2,107	0.01%
Joseph Beham		11,713	0.04%	1,757	0.01%
Michael Daidone		10,803	0.03%	1,621	0.00%
Bryan Greenough		10,783	0.03%	1,618	0.00%
Scott Gannon		10,783	0.03%	1,618	0.00%
Fetra Corp		10,760	0.03%	1,614	0.00%
John Giacolone		10,193	0.03%	1,529	0.00%
Jennifer Park	Employee	10,000	0.03%	1,500	0.00%
Millenium Consulting Group, Inc.		9,000	0.03%	1,350	0.00%
Robert Telesca		6,064	0.02%	910	0.00%
Miguel Rodriguez		5,135	0.02%	771	0.00%
Beyond Horizons Group		5,000	0.02%	750	0.00%
Van Stillman		3,507	0.01%	527	0.00%
Richard N O'Donnel Jr		3,321	0.01%	499	0.00%
Stewart Wilson		1,666	0.01%	250	0.00%

Name	Relationship (If Applicable)	# of Shares Owned	% of Outstanding	# of Shares Offered	% of Outstanding
Robert Pierson		1,418	0.00%	213	0.00%
Frank Zaccheo		1,384	0.00%	208	0.00%
Dale Pinkert		1,000	0.00%	150	0.00%
Kevin Kopec		833	0.00%	125	0.00%
Sequoia International, Inc.		413	0.00%	62	0.00%
Steve Dohan		328	0.00%	50	0.00%
Commerce Capital Group, LLC		213	0.00%	32	0.00%
Frederick B Offerman		169	0.00%	26	0.00%
L G Naff		166	0.00%	25	0.00%
Jerald Bailey		66	0.00%	10	0.00%
Nancy L Brown		61	0.00%	10	0.00%
Burlington Investors Group		55	0.00%	9	0.00%
Jeffrey Stoller		46	0.00%	7	0.00%
Chris Lee		20	0.00%	3	0.00%
Irene S Salum		20	0.00%	3	0.00%
Eric Heintschel		16	0.00%	3	0.00%
Darrell G McIntosh & Carol L McIntosh		16	0.00%	3	0.00%
Agis Ventures Ltd		6	0.00%	1	0.00%
Sumner Strout		6	0.00%	1	0.00%
Interactive Business Channel Inc.		5	0.00%	1	0.00%
David Brittle		4	0.00%	1	0.00%
Compusource		3	0.00%	1	0.00%
Primary Asset Holdings Corp		3	0.00%	1	0.00%
Ben Grewenig & Troy Hogg		2	0.00%	1	0.00%
Elizabeth Hansen		2	0.00%	1	0.00%
Glenn P Harvey		2	0.00%	1	0.00%
Kenneth Hay & Monica Cooper		2	0.00%	1	0.00%
S. Kilmartin		2	0.00%	1	0.00%
Diablostocks, Inc.		1	0.00%	1	0.00%
Glenn Evans		1	0.00%	1	0.00%
Kevin Ford & Troy Hogg		1	0.00%	1	0.00%
Melvin Fox		1	0.00%	1	0.00%
Jurgen Grenewig & Troy Hogg		1	0.00%	1	0.00%
Infe.com		1	0.00%	1	0.00%
John Ippolito		1	0.00%	1	0.00%
Lewis Van Stillman		1	0.00%	1	0.00%
Bruce Stirling		1	0.00%	1	0.00%
Charles P Storgen		1	0.00%	1	0.00%
Tripac Corporate Services Ltd		1	0.00%	1	0.00%

Other than as disclosed hereinabove, none of the other Selling Stockholders has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years.

PLAN OF DISTRIBUTION
The Selling Stockholders registering Common Stock and any of his/her pledges, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of Common  Stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. The Selling Stockholders will offer their shares at $X.XX per share until the Company’s shares are quoted on the OTC Markets (https://www.otcmarkets.com) Bulletin Board as an OTCQB qualified security and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices.

A selling security holder may use any one or more of the following methods when selling shares:
•	Ordinary Brokerage Transactions And Transactions In Which The Broker-Dealer Solicits Purchasers;
•	Block Trades In Which The Broker-Dealer Will Attempt To Sell The Shares As Agent But May Position And Resell A Portion Of The Block As Principal To Facilitate The Transaction;
•	Purchases By A Broker-Dealer As Principal And Resale By The Broker-Dealer For Its Account;
•	An Exchange Distribution In Accordance With The Rules Of The Applicable Exchange;
•	Privately Negotiated Transactions;
•	Settlement Of Short Sales Entered Into After The Effective Date Of The Registration Statement Of Which This Prospectus Is A Part;
•	Broker-Dealers May Agree With The Selling Security Holders To Sell A Specified Number Of Such Shares At A Stipulated Price Per Share;
•	Through The Writing Or Settlement Of Options Or Other Hedging Transactions, Whether Through An Options Exchange Or Otherwise;
•	A Combination Of Any Such Methods Of Sale; Or
•	Any Other Method Permitted Pursuant To Applicable Law.

PLAN OF DISTRIBUTION Continued
Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales in amounts to be negotiated, but in the case of an agency transaction not in excess of a customary brokerage commission, and in the case of a principal transaction a markup or markdown not in excessive amounts. Each Selling Stockholder is an underwriter, within the meaning of Section 2(a)(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the Common Stock or interests therein may also be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. A Selling Stockholder, who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, is subject to the Prospectus delivery requirements of the Securities Act.
We are bearing all costs relating to the registration of the Common Stock. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with the sale of the Common Stock. We are paying the expenses of the Offering because we believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our Common Stock. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages, and liabilities, including liabilities under the 33 Act.
WOWI, Inc. agrees to keep this Prospectus effective until the earlier of (1) the date on which the shares may be resold by the Selling Stockholders without registration by reason of Rule 144 under the Securities Act or any other rule of similar effect, or (2) all of the shares have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale shares may not simultaneously engage in market-making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the selling stockholders or any other person. We will make copies of this Prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Some of the information in this Prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “May,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:
●	Discuss Our Future Expectations;
●	Contain Projections Of Our Future Results Of Operations Or Of Our Financial Condition; And
●	State Other “Forward-Looking” Information.

WOWI, Inc. believes it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “RISK FACTORS” and “DESCRIPTION OF BUSINESS” and elsewhere in this Prospectus. See “RISK FACTORS.”
OVERVIEW

We were originally incorporated in the British Virgin Islands on September 15, 2010 as Revelation MIS, Inc.  On February 26, 2015, we merged with Jolen, Inc., a Florida corporation and changed our name to Jolen, Inc.  The Company’s original business plan was to acquire existing oil producing properties in the United States.  Our operations were limited to capital formation, organization, and development of our business plan and target customer market, and we generated no revenue.  On May 3, 2016, we acquired all assets of World of Weed, Inc., and on May 19, 2016, we changed our name to WOWI, Inc. and began to pursue a different business plan.
WOWI, Inc. and its wholly owned subsidiary, World of Weed, Inc. (Collectively, the “Company”) is an early-stage company that is in the business of licensing technology and intellectual property to operators and businesses in the legal cannabis industry nationally. We also provide packaging and labeling, lease equipment and lease of real property to such companies. Furthermore, WOWI, Inc. provides a plethora of consulting services including proper business structure and management in the ever-changing legal cannabis space. We provide these services to cultivations, growers, extractors and dispensaries that operate legally in states that have legal medicinal and/or recreational legislation. We pride ourselves on being at the cutting edge and touting quality, safety, proper structure and adherence to the legislation in each and every state.
We have not yet generated revenue but expect to generate revenues derived from licensing agreements, lessor relations, management, packaging and labeling and branding with cannabis related entities. Until we achieve sufficient revenue to carry out our business plan, we intend to continue reliance upon sale of equity and debt securities.  See “BUSINESS.”
Results of Operations
Results of Operations for the Nine Months ended June 30, 2017 and 2016

During the nine months ended June 30, 2017, we incurred a net loss of $26,104,398 and did not generate any revenues during the nine months ended June 30, 2017.

Operating expenses during the nine months ended June 30, 2017, were $25,227,695, which is entirely composed of general and administrative expense.  These expenses included equity-related compensation expense of $24,845,981 related to our issuance of Class B preferred stock, consulting fees of $67,447, $16,248 in advertising expense, and other miscellaneous administrative expenses.

As a result, we generated a net loss of $26,104,398 during the nine months ended June 30, 2017 (approximately $0.87 per share).

Results of Operations for the three months ended June 30, 2017 and 2016
During the three months ended June 30, 2017, we incurred a net loss of $217,270 and did not generate any revenues.

Operating expenses during the three months ended June 30, 2017 were $133,037, which is entirely composed of general and administrative expense.  These expenses included travel ($8,988), legal and accounting ($15,694), payroll ($64,977), and other miscellaneous expenses, as well as $10,748 in advertising expense.  We did not issue any shares for compensation during this period, resulting in no stock-based compensation expense.

As a result, we generated a net loss of $217,270 during the three months ended June 30, 2017 (approximately $0.01 per share).
Results of Operations for the Year ended September 30, 2016
During the year ended September 30, 2016, we generated no revenues.
Operating expenses during the year ended September 30, 2016, were $803,136, which is entirely composed of general and administrative expense. We also incurred a charge of $618,000 for stock based compensation. Additional expenses included salaries of $122,086 and consulting fees of $20,768.
As a result, we generated a net loss of $1,682,166 during the year ended September 30, 2016 ($0.06 per share).
Liquidity and Capital Resources
Net cash used in operating activities was $430,173 during the nine months ended June 30, 2017.  We anticipate that overhead costs in current operations will increase in the future as a result of our anticipated increased marketing activities.

Cash flows used in investing activities were $349,597 during the nine months ended June 30, 2017.  Cash provided by financing activities were $819,000 during the nine months ended June 30, 2017.

From October 2015 through the date of this offering, we have raised $1,367,000 in convertible debt, all of which was converted to common shares in July 2017.

As of the date of this Prospectus, in addition to the cash position referenced above we also had approximately $175,916 in business-related receivables from related parties. Collectability of these receivables is dependent on monies produced by the related parties’ operations.  If we are unable to generate profits from our operations or are unable to raise additional financing, we have no agreement with any third party to provide us the same and there can be no assurances that we will be able to raise any capital, either debt or equity on commercially reasonable terms, or at all.  If we require additional capital and are unable to raise the same, it could have a material negative impact on our results of operations and the ability of the Company to continue as a going concern.

Critical Accounting Policies and Estimates
Off-Balance Sheet Arrangements – We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that we consider material.
Critical accounting estimates – The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (GAAP) . The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.
Stock-based Compensation – In the event we have stock-based compensation, we account for stock-based compensation using the fair value method following the guidance set forth in section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.
Leases
We follow the guidance in ASC 840 “Leases,” which requires us to evaluate the lease agreements we enter into to determine whether they represent operating or capital leases at the inception of the lease.
Inflation
Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the nine months ended June 30, 2017 .
Recently Issued Accounting Pronouncements
Under the Jumpstart Our Business Startups Act, or the JOBS Act, we meet the definition of an “emerging growth company.” We have irrevocably elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. As a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non- emerging growth companies.
In May 2017, the FASB issued ASU No. 2017-09, Scope of Modification Accounting (Topic 718) (ASU 2017-09).  ASU 2017-09 clarifies the accounting for when the terms of a share-based award are modified.  ASU 2017-09 is effective for annual reporting periods beginning after December 15, 2017, and for interim periods within those years, with early adoption permitted. We do not expect this ASU to have a significant impact on our consolidated financial statements and related disclosures.
The Financial Accounting Standards Board and other entities issued new or modifications to, or interpretations of, existing accounting guidance during 2017.  Management has carefully considered the new pronouncements that altered generally accepted accounting principles and does not believe that any other new or modified principles will have a material impact on the Company’s reported financial position or operations in the near term.
SUBSEQUENT EVENTS

Subsequent to June 30, 2017, and through the date of this filing, the Company has raised an additional $40,000 in additional capital through the sale of debt carrying similar terms to those discussed in Note 3.

In July 2017, the Company issued 880,000 shares of common stock to officers, directors and employees for services rendered. 600,000 of these shares were issued in satisfaction of the liability due to the director, as discussed in Note 4.

Effective July 14, 2017, convertible noteholders converted $1,327,000 of principal and $132,717 of accrued interest into 1,459,715 shares of common stock.

In July 2017, the Company entered into another $40,000 convertible note agreement and immediately converted it into 40,000 shares of the Company’s common stock.

Management has evaluated all subsequent events through September 1, 2017, the date these financial statements were available to be issued, noting no other significant events requiring disclosure.

DESCRIPTION OF BUSINESS

Overview

WOWI, Inc. (WOWI) is a publicly traded company on the OTC Markets OTCPink marketplace with the symbol of WOWU that is in the business of licensing technology and intellectual property to operators and businesses in the legal cannabis industry nationally. We also intend to provide packaging and labeling, lease equipment and lease of real property to such companies. Furthermore, WOWI provides a plethora of consulting services including proper business structure and management in the ever-changing legal cannabis space. We intend to provide these services to cultivators, growers, extractors and dispensaries that operate legally in states that have legal medicinal and/or recreational legislation. We pride ourselves on being at the cutting edge and touting quality, safety, proper structure and adherence to the legislation in each and every state.
In support of its business model, WOWI, Inc. signed its first major agreement with a cannabis farm in Southern Colorado, which is substantially owned by the CEO. WOWI, Inc. currently provides construction support, consulting and coordination services to the 38 acre Pueblo cannabis farm that is nearing the completion of its first production stage that will result in cannabis production that will eventually produce products and revenues in late 2018. WOWI, Inc. plans to receive licensing royalties, packaging and labeling royalties and a sub lease rate to the end licensed grower. WOWI, Inc. also anticipates that it will offer management expertise and act as a consultant on a per service basis s needed by the operation. The licensing agreement rate will be determined in the future based on actual levels of product and sales that are generated from the facility.
WOWI prides itself on being at the cutting edge and touting quality, safety, proper structure and adherence to the legislation in each and every state.  WOWI, Inc.’s anticipated revenue lines are licensing technology, licensing intellectual property, packaging and labeling, leasing equipment, leasing real property, provision of consulting services, which include but are not limited to business structure, management, training and product sales.  Through strategic acquisitions, branding, business acumen and dealer education, WOWI, Inc. seeks to aggressively expand and become a nationwide household name in the cannabis space. WOWI, Inc. has supported the development of a 38 acre farm in Pueblo, CO. The farm is now completing a 10,000 square foot greenhouse, with initial cannabis production expected late 2017 to early 2018.
•
With more than 20 states having approved medical cannabis for medicinal purposes, and nearly 30 states and the District of Columbia considering cannabis law reform legislation, WOWI, Inc. plans to expand its market footprint through a three phase implementation, to create education and awareness of cannabis.

•
With the execution of operations in each state we will be competitively positioned to capitalize on the current and future needs of the cannabis industry by producing and delivering a consistent, quality and safe product.

•
Our vision is to best serve the community with the safest and highest quality products while maintaining a high degree of transparency, control, and compliance to preserve its assets, foster growth, and add long-term value to shareholders.

•
Through our forward thinking and unique business model, we feel we will lead the next generation of THC and CBD efficacy to patients and consumers, as well as continue to revolutionize the vehicles for those patients and consumers to obtain the purest and most reliable medicines.  For a comprehensive and current perspective on this process as well as current states and territories who have adopted laws authorizing the sale and use of either medical and/or recreational marijuana please refer to the following link: http://www.mpp.org/states/key-marijuana-policy-reform.html.

•
With its headquarters and flagship operations in Colorado, the marijuana capital of the United States, World of Weed Inc., (WOWI, Inc.) seeks to build upon the established foundation of the Colorado market to expand its ventures throughout the United States.

•
WOWI, Inc. will service the medical and recreational cannabis markets through vertical integration as it recognizes that its product is believed to improve the quality of life of individuals suffering from certain debilitating medical conditions. Working through collaborations with well-respected institutions such as Colorado State University, WOWI, Inc. intends to develop protocols and advanced distribution system to transform the industry to best service the medical needs of the populous.

Our Current Business
With its anticipated core business of product development and market expansion in the growing cannabis and hemp industry, WOWI, Inc. will engage other cannabis and hemp companies in co-development, licensing, distribution, and marketing agreements that increase their market footprint and corporate valuation. As the market continues to expand rapidly, WOWI, Inc. will subsequently continue to independently pursue operations in states where cannabis is legal.  We intend to provide our experience, technology and guidance to our clients in these areas as well as those in ancillary direct businesses (such as extractions, edibles, suppliers, etc.) so that they may have better control over their overall business destiny but we will also offer a separate cultivation or dispensary license, as needed. As of the date of this Prospectus we have generated no revenues arising out of licensing arrangements since commencement of our operations. See “Description of Services, Pricing,” below.
WOWI, Inc. looks to derive its revenue through providing services and licensing technology and intellectual property to operators and businesses in the legal cannabis industry nationally. We also plan to provide packaging and labeling, lease equipment and lease real property to such companies. WOWI, Inc. further plans to provide consulting services including proper business structure and management in the ever-changing legal cannabis industry. As of the date of this Prospectus we have not yet generated revenues. There can be no assurance, even with the agreements in place that we will be successful in generating revenues or attaining any level of profitability.

Our anticipated fees will typically be based upon production capacity of grow-related operations, fixed fees for dispensary operations, space-based lease rates for real property and attachments, and types of leased equipment. Where applicable, we will bill various progress payments as we provide services and complete various project stages. Should clients not be selected to receive such a license from the State, their licensure agreement will be terminated prior to our providing full disclosure of our proprietary knowledge, manuals, and training. These fees will not include expenses that are reimbursed as a part of the license agreement.
Our primary value proposition model rests on four distinct premises, including:
 1. Our Licensees may adopt and then utilize our technology and training offered thereby providing the various state and local jurisdictions with the reliable underpinnings of a well-known, experienced and respected cultivation and dispensary operation. These services include access to:
●	Support for any state or local government required application process;
●	A proven, risk averse cultivation technology that monitors and regulates lighting, plant hydration, nutrition and contamination control;
●	Proven, simple dispensary operations experience repository to optimize the customer experience and sales utilizing display and highly knowledgeable customer service;
●	Pre-opening training within an operating environment;
●	Onsite training support as needed for both pre and post startup;
●	An extensive list of qualified service providers and vendor resources; and
●	Our years of expertise.

2. Our Clients should be able to avoid the multitude of costly mistakes generally made by start-up business ventures in this industry as well as base their business operations on a truly industrial cultivation process that has no singular dependence on a “guru” or “master grower,” instead relying on the experience of a team based culture that has a substantial depth of successful operating experience. This aspect of our service provides access to:
●	The substantial experience of those having made such mistakes;
●	An industrial cultivation technology centered on cost and yield matrix
●	A simplicity based retail dispensary operation model; And
●	Continued Licensure Support And Protections

3. Clients or pre-licensees will be able to have access to a knowledgeable second opinion source as they consider how best to enter the cannabis industry that can assist them in the general development of their various business assumptions relative to real estate, cannabis retail and grow operations, forecasting, business plan development, acquisitions and regulatory compliance. We provide access to:
●	An experienced service provider in the development stages of the business
●	An extensive list of qualified service providers and vendor resources; and
●	An experienced pre-public company planning resource.

WOWI, Inc., believes that by entering into agreements with us our clients will have access to a substantial experience and knowledge base as they consider their ongoing options in either the private or public market space, as we are capable of offering a unique second opinion and due diligence support structure to such strategies as they evolve. We attempt to limit our fee structure to a flat fee rather than what we consider excessive ongoing fees and expenses in the form of top line revenue sharing as well as other ancillary income generation streams that many of our competitors utilize. By doing so, we believe that over time the value of the continued aggregate learning of our licensure group will establish us as a pre-eminent leader in this nascent industry noting our fees and related expense of deployment are significantly lower than general industry practices. Through our industry relationships and licensing capabilities we will continue to invest in our technology and intellectual property through active participation with our growing licensure group with the goal to develop the best practices in the cannabis industry to remain a low cost producer while maintaining the highest levels of safety, quality, and consistency.
4. We have also developed a strong ‘stable’ of production (ingestible) partners that we introduce to our licensee clients for fulfillment of that aspect of the business. Our management has business experience in that industry segment but we do not directly operate a medically infused products business. Rather, we attempt to refer experienced, quality medically infused product businesses to our licensees to accomplish this objective.
Once a licensee is operational our ongoing support services are related to quality and control practices applicable to cultivation operations similar to those offered by other support service providers. These services include testing, service provider contractors and seed-to-sale software providers. We do not have any current arrangements wherein we are compensated related to the sale of cannabis by either the cultivation/production or dispensary licensees.
Description of Services, Pricing
WOWI, Inc. is an early-stage company that is in the business of licensing technology and intellectual property to operators and businesses in the legal cannabis industry nationally. We also provide packaging and labeling, lease equipment and lease real property to such companies. WOWI provides a plethora of consulting services including proper business structure and management in the ever changing legal cannabis space. We provide these services to cultivators, growers, extractors and dispensaries that operate legally in states that have legal medicinal and/or recreational legislation. We pride ourselves on being at the cutting edge and touting quality, safety, proper structure and adherence to the legislation in each and every state.
WOWI’s anticipated revenue sources are:
Licensing Technology; Licensing Intellectual Property; Packaging and Labeling; Leasing Equipment; Leasing Real Property; Provision of Consulting Services (Business Structure, Management, Training); Product Sales
To execute on its commitment, World of Weed, Inc. (WOWI), draws on the collective experience of its management team with expertise in market research, development, market opportunities, sales, distribution, future growth and economic trends.

In the initial stages of our relationship with clients we attempt to identify and address the needs of each of our clients by identifying the following issues:
●	Ensure The Land And Infrastructure Are Sufficient To Accommodate The Final Scope Of The Project;
●	Ensure The Production Strategy Is In Line With The Clients’ Cultivation Needs, As Well As Capital/Operating Budget Objectives;
●	Generate Pro Forma Capital/Operating Budgets For The Project Based Upon Feedback And Various Construction Related Comparisons, If Available;
●
Generate A Final Building Design (Sketch Plan) That The Client’s Design Build Team Can Easily Digest In The Creation Of Architectural As Well As MEP (Mechanical, Electrical, And Plumbing) Construction Plans And A General Scope Of Work.  We Provide Working Drawing Samples And General Guidance For Each Client’s Team To Utilize As They Move Ahead In The Creation Of Such Plans; and

●	Provide Access To The Denver Facilities And Our Denver Based Design Build Contractor For Your Local Team As Needed.

We intend to provide different services and activities for our clients depending upon the nature of the request from each. For example, some clients may seek  assistance with dispensary activities and development, while others desire cultivation assistance. Other clients may require both. Generally, our services include the following services:

●
On-Site, Hand On Support And Training From Our Cannabis Cultivation Experts. This On-Site, Hands On Support And Training Provided By Our Cultivation Experts Includes Services Both On-Site At Our Denver Based Partners Facility, Including Real Time Training In All Aspects Of Cultivation, Harvest, Trimming, Drying, And Curing Of Plant Related Materials. Our Client’s Cultivation Team Participate In Various Related Activities In Gaining Direct Hands On Experience. We Also Provide Similar Support As Requested By The Client At Their Facilities Once These Facilities Are Completed, For An Additional Hourly Fee Plus Expenses As Related To Labor As Provided;

●
Access To Our Experienced Team Or A Wide Variety Of Advisory And Consultation Needs As They Relates To The Creation Of The Final Layout And Structure For A Client’s Cultivation Facility, Including Onsite Visits;

●
Access To Our Design Build General Contractor In Consultation With The Client’s Local Architectural And Engineering Team(S) To Maximize Usage Of Space And Design As Well As Final Bid Review And Comment;

●
Access To Our Training Protocols That Include Onsite Training Time At Our Colorado Location For The Client’s Primary Team Members Over A Defined Period Of Time, Generally Consuming Two To Three Weeks, Plus Additional Training At The Client’s Location On An As Needed Basis;

●	Participation In The Client’s State Application Hearing, Including Providing Expert Testimony;
●	Tours Of The WOWI, Inc. Locations For Investors, State Regulators And Others To Provide A Model For The Client’s Proposed Operations; And
●	Providing The Client With Our Master Cultivation/Grow Manual, Including Updates.

We also offer other custom services upon request, including providing a senior Director of Cultivation already on WOWI. Inc’s staff for the client’s initial crop, providing clones to harvest, and access to our senior management, contractors and others to address specific issues that may arise from time to time and which may be unique to the client’s proposed operations. These custom services are provided at an additional cost, which is negotiated with the client at the inception of the relationship.
Initially, we conduct meetings at the client’s location that will include their team, as well as facilities related service providers to generate a final sketch plan design for their facility, including  access, parking, and other practical applications, as well as formulation of the business plan underpinnings and assumptions. We generally estimate two to three meetings over a period of a several months prior to the application of respective specific language and other requirements being adopted by the respective state of the client, depending upon a number of variables including but not limited to the size and scope of the proposed operation, as well as real estate investment strategies.
We do not provide legal services, lobbying, or other local related services including on-site construction management. These will be the responsibilities of our client. We will, however (once the rules and application process are defined) become familiar with these elements and assist our client in their respective state application as part of our assistance in development of the client’s business plan. We do not provide assistance in securing funding for our clients.
We plan to undertake several visits to our clients’ sites during the pre-construction and construction phases.

In the  pre-construction phase we will  meet several times over a period of weeks or months with the client’s  architect,  engineers, and  general contractor  to  insure  that  the  designs are consistent with our cultivation parameters. We will leave all specific state required design (mechanical, electrical, plumbing, civil, etc.) elements to the local state based team and focus on the deployment in accordance with our operating standards. During this stage we will  also br providing our most current standards and guidelines for deployment of a facility that will best emulate our state of the art deployment. We will provide feedback regarding building type as well as budgets for construction based upon our general knowledge of the industry and best practices.

In the construction phase we will stay in constant contact with the client’s general construction team, responding to questions or needs for clarification of any related design element we have provided. We will also meet by phone and onsite as needed, noting a good bit of our communications are handled through email and an exchange of information that often involves pictures or other drawing based inquiries.

Since commencement of our operations our fees have and will continue to follow a schedule that includes payments of a total fee for services over time and based upon the specifics of certain performance of capacity in terms of pounds of dried, cured flower elements annually, as well as certain other criteria, including geographic location and size of the proposed operation. Initially we determine an overall fee for our general services rendered based upon the capacity of the proposed cultivation or other specific related scope of work. For example, our cultivation licensing fee that provides for a specific initial capacity of a certain number of pounds of dried cured flower product is set at a certain price based upon current wholesale prices of similar product which is paid to us in installments. We intend to collect an initial payment equal to 10% of the fee when the agreement is executed. We intend to collect a second payment equal to 10% of the fee when the actual application is completed as determined by the applicable state in which we are supporting the license application. By the time an application has been submitted to a specific state we will have performed the majority of the work as it relates to the total fee but in this industry, we are working with our client to the best of our abilities to provide a robust as well as complete application which will contain all of the elements necessary to demonstrate to a particular state that our client is capable of deploying as well as operating a facility that emulates our current state of the art facilities located in our partner’s Denver location.

Once a client’s license application has been approved by a state they applied in, another payment (equal to 20% of the fee) becomes due. Once construction of the new facility or improvements to an existing facility are initiated, we receive an additional 30% of the fee. During this time we provide additional services that would typically include:
●	An Onsite Presence As Needed During Construction For Consulting;
●	Ongoing Project Cost Analysis;
●	Consulting, Advisory And Other Design Engineering Services During The Permitting/Inspections Process;
●	Sourcing Various Construction Elements Such As Lighting And Operating Components;
●	Provide Working (Shop) Drawings For The Various Proprietary Elements Of The Cultivation Center’s Deployment
●	Providing Access To Our Training Manuals, As Well As Refresher Materials Related To Our General Scope Of Work;
●	Training on Biotrackthc and Quick Books accounting practices;
●	Access To Our Cultivation Protocols Management Systems
●	Training Of The Clients’ Key Cultivation Team At Our Denver Location Prior To Client’s Location Becoming Operational (Generally Described As Several One Week Trainings For Two To Three Persons); And
●	General Business Planning Advisory Support As Needed Throughout The Project.

Once the facility becomes operational (begins the initial growing process), and client will have completed all support as required for the successful completion and operational status of our client’s facility. After the facility is operational we collect an annual licensing fee for the life of the contract paid quarterly in arrears, plus travel costs per year that generally includes additional training and operational support as may be needed to operate the facility. As of the date of this Prospectus only 1 client has  become operational, but we expect more will reach this threshold in the near future.

Generally, our services include review of the property and infrastructure to insure they are sufficient to accommodate the final scope of the project, a review of production strategy to confirm it is consistent with the cultivation method, as well as capital/operating budget objectives relating to anticipated initial output, generate pro forma capital/operating budgets, advisory services related to dispensary and production elements, investor support and communication, and review of building designs in the creation of architectural as well as MEP construction  plans.

Our cultivation protocols management system consists of various materials that are updated as necessary. Additionally, we provide videos that cover the entire cultivation cycle, clone to inventory, and an extensive set of drawings and pictures related to the various practices, as well as equipment deployed for the cultivation process. Our cultivation protocols   management system manuals are proprietary and are submitted as a part of any application with a FOIA exemption request or confirmation, depending upon the state where we are  working.

While at this time we do not provide direct services for the generation of ‘ingestible’ or as often referred to as edibles, we do maintain professional relationships with various service providers in the field we can refer clients to noting that at this time we have no mutually or singularly based fiduciary benefit in making these introductions and can only advise and  assist the client in determining what process they will follow for securing this service provider aspect of their business plan, should they elect to pursue the same.

As of the date of this Prospectus we have executed lease and consulting agreements with a related party WOWI LLC in Pueblo, Colorado which is principally owned by our President and Chief Executive Officer.  Pursuant to the agreements we have  extended financing and support to bring to this facility to an operational state.  In addition to the above described services we provided assistance with zoning, greenhouse selection and construction permitting, as well as planning a transition from outdoor growing methods to greenhouse operations.

The principal terms of this licensing agreement is a five year term.  The licensing fee is $5,000 per month plus five percent (5%) of net profits.  If WOWI LLC’s gross profit margin exceeds forty percent (40%) of operational expenses, the Company will earn an additional five percent (5%) of net profits.

Should this entity be successful, WOWI, Inc. plans to generate revenues from leases and general consulting services, as aforementioned. While no assurances can be provided that we will collect anticipated revenues or enter into additional contracts with clients, we are optimistic that this will occur.

Marketing
We conduct our marketing efforts by providing a presence at specifically targeted industry based events. We have been able to garner a substantial presence via these marketing opportunities. Because the cannabis industry is relatively new there are very few groups and companies who can identify themselves as having real experience in this industry. We believe we are the exception as a result of our management’s experience with all aspects of the industry. See “MANAGEMENT.”
There are many factors contributing to the overall cannabis growth and opportunity. These factors are listed below. WOWI will focus on these factors to help fuel its growth. The overall U.S. cannabis market is growing from its own performance dynamics. The strong growth in demand for legal cannabis over the past years is expected to continue in the years ahead.
Revenue Growth: The legal cannabis industry is among the fastest growing industries in the U.S. projecting $22 billion in revenue by 2020 from $6.7 billion in 2016.
We are members of various industry groups and attend industry based conferences which we believe will be helpful to advancing our brand and skill sets. We will continue to seek out venues where we can enhance our presence in the industry while at the same time garner prospective client licensees. We will continue to market our licensing and related services to the Cannabis industry through participation in various trade show events, continual use of free public content through interviews with our principals such as currently provided on CNN and MSNBC, direct referrals from satisfied licensees or past clients, various web presence advertising options utilizing specific industry related web sites and google ad words, as well as other measures we may choose to deploy from time to time.
We also continue to coalesce interest and a presence within the industry through participation in various events and targeted promotion to prospective clients.
Over time we plan to continue expansion of our service offerings that we believe will be better identified as we grow and the cannabis industry matures. To this end we are already working in harmony with other consultants within the industry lacking certain experience or skill sets through licensure of specific cultivation technologies, with specific protections and non-disclosure agreement in place, noting we do not provide our operations manual of training to potential licensees until they have a state granted license in place.
Our website (worldofweedinc.com) is operational but will be upgraded over the time to become more effective in the delivery of information related to our developing business.
Growth by Acquisitions
Ultimately, our intent is to become a national or internationally branded cannabis company. However, there are numerous things that will need to occur in order to allow us to implement the final aspect of our business plan and there are no assurances that any of these developments will occur, or if they do occur, that we will be successful in fully implementing our plan. Among other things, the most important developments that need to occur include the legalization and commercialization of marijuana in the United States, and a change in the regulatory standards being imposed by the State of Colorado limiting ownership in all cannabis related businesses solely to residents of the State of Colorado, including a minimum residence requirement of two years. Until these issues are resolved, we will be unable to fully integrate all aspects of the marijuana industry under our corporate umbrella.
That would be followed up by acquisition of other cannabis companies both in Colorado and elsewhere. We believe there are many synergistic cannabis operations both already in business and which will enter the industry as more states continue to adopt legalization proposals who will be interested in being acquired by our Company if and when we become a trading, reporting company. We believe this makes economic sense because we can eliminate duplication of general and administrative expense, provide a more centralized information marketing and eliminate overlapping of services offered. As of the date of this Prospectus we have not conducted any discussions with potential acquisition companies, there are no definitive agreements in place relating to our acquiring any such business and there can be no assurances that such agreements will be executed on favorable terms or at all in the future any such future consideration would be in line with all legally acceptable methods for such an acquisition in consideration of our public company status.

If we are successful, the acquisition of related, complementary businesses is expected to increase revenues and profits by providing a broader range of services in vertical markets which are consolidated under one parent, thus reducing overhead costs by streamlining operations and eliminating duplicitous efforts and costs. There are no assurances that we will increase profitability if we are successful in acquiring other synergistic companies.
Management will seek out and evaluate related, complimentary businesses for acquisition. The integrity and reputation of any potential acquisition candidate will first be thoroughly reviewed to ensure it meets with management’s standards. Once targeted as a potential acquisition candidate, we will enter into negotiations with the potential candidate and commence due diligence evaluation of each business, including its financial statements, cash flow, debt, location and other material aspects of the candidate’s business. One of the principal reasons for our filing of our registration statement of which this Prospectus is a part and the filing of an application to list our securities for trading is our intention to utilize the issuance of our securities as part of the consideration that we will pay for these proposed acquisitions. If we are successful in our attempts to acquire synergistic companies utilizing our securities as part or all of the consideration to be paid, our current shareholders will incur dilution. See “RISK FACTORS.”
In implementing a structure for a particular acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business. On the consummation of a transaction, we do not intend that our present management and shareholders will no longer be in control of our Company.
As part of our investigation, our officers and directors will meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. The manner in which we participate in an acquisition will depend on the nature of the opportunity, the respective needs and desires of us and other parties, the management of the acquisition candidate and our relative negotiation strength.
We will participate in an acquisition only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with our attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.
Depending upon the nature of the acquisition, including the financial condition of the acquisition company, as a reporting company under the Securities Exchange Act of 1934 (the “34 Act”), it may be necessary for such acquisition candidate to provide independent audited financial statements. If so required, we will not acquire any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. If such audited financial statements are not available at closing, or within time parameters necessary to insure our compliance with the requirements of the 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents will provide that the proposed transaction will be voidable, at the discretion of our present management. If such transaction is voided, the agreement will also contain a provision providing for the acquisition entity to reimburse us for all costs associated with the proposed transaction.
Competition
We face extreme competition from both larger, better-financed national brands as well as an ever increasing number of boutique service providers in the cannabis industry. We currently track a few such providers in this space and are continually monitoring their progress and presence in the industry while working to continue to demonstrate our unique licensing offering. We also track several public companies that are either directly in or loosely involved in the cannabis industry.

Government Regulation
While we do not generate revenues from the direct sale of cannabis products, we are engaged in assisting companies who are so engaged in various start up aspects of the cannabis industry. Marijuana is a Schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal laws.
A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule 1 controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the Federal Government decides to enforce the Controlled Substances Act in Colorado with respect to marijuana, persons that are charged with distributing, possessing with intent to distribute, or growing marijuana could be subject to fines and terms of imprisonment, the maximum being life imprisonment and a $50 million fine. Any such change in the Federal Government’s enforcement of current federal laws could cause significant financial damage to us. While we do not intend to harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement by the federal or state governments.
As of the date of this Prospectus, 23 states and the District of Columbia allow its citizens to use Medical Marijuana. Additionally, voters in the states of Colorado, Washington, Alaska and Oregon have all approved legalization of recreational cannabis for adult use. The state laws are in conflict with the Federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama Administration had stated that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the current or subsequent Administrations will not change stated policy regarding the low-priority enforcement of federal laws. Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly. Any such change in the Federal Government’s enforcement of current federal laws could cause significant financial damage to us. While we do not intend to harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement by the federal or state governments.
Although cultivation and distribution of marijuana for medical use is permitted in many states, provided compliance with applicable state and local laws, rules, and regulations, marijuana is illegal under federal law. Strict enforcement of federal law regarding marijuana would likely result in the inability to proceed with our business plan and could expose us and our management to potential criminal liability and subject their properties to civil forfeiture. Though the cultivation and distribution of marijuana remains illegal under federal law, H.R. 83, enacted by Congress on December 16, 2014, provides that none of the funds made available to the DOJ pursuant to the 2015 Consolidated and Further Continuing Appropriations Act may be used to prevent states from implementing their own laws that authorize the use, distribution, possession, or cultivation of medical marijuana. However, state laws do not supersede the prohibitions set forth in the federal drug laws.
For a comprehensive and up to date perspective on this process as well as current states and territories please refer to the following link: http://www.mpp.org/states/key-marijuana-policy-reform.html

In order to participate in either the medical or recreational sides of the marijuana industry in Colorado and elsewhere, all businesses and employees must obtain licenses from the state and, for businesses, local jurisdictions. Colorado issues four types of business licenses including cultivation, manufacturing, dispensing, and testing. In addition, all owners and employees must obtain an occupational license to be permitted to own or work in a facility. All applicants for licenses undergo a background investigation, including a criminal records check for all owners and employees.
Colorado has also enacted stringent regulations governing the facilities and operations of marijuana businesses. All facilities are required to be licensed by the state and local authorities and are subject to comprehensive security and surveillance requirements. In addition, each facility is subject to extensive regulations that govern its businesses practices, which includes mandatory seed-to-sale tracking and reporting, health and sanitary standards, packaging and labeling requirements, and product testing for potency and contaminants.
While the current Administration has not implemented new policies with respect to enforcement, it should be anticipated that the Department of Justice will continue to enforce the Controlled Substance Act with respect to marijuana to prevent:
●	The Distribution Of Marijuana To Minors;
●	Criminal Enterprises, Gangs And Cartels Receiving Revenue From The Sale Of Marijuana;
●	The Diversion Of Marijuana From States Where It Is Legal Under State Law To Other States;
●	State-Authorized Marijuana Activity From Being Used As A Cover Or Pretext For The Trafficking Of Other Illegal Drugs Or Other Illegal Activity;
●	Violence And The Use Of Firearms In The Cultivation And Distribution Of Marijuana;
●	Driving While Impaired And The Exacerbation Of Other Adverse Public Health Consequences Associated With Marijuana Use;
●	The Growing Of Marijuana On Public Lands; And
●	Marijuana Possession Or Use On Federal Property.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations. Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter its business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on its operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. These ever changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on its business.

Since the use of marijuana is illegal under federal law, there is a compelling argument that banks cannot accept for deposit funds from businesses involved with marijuana. Consequently, businesses involved in the marijuana industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for our clients to operate.

Employees
As of the date of this Prospectus we have three (3) employees. We have consulted with and expect to continue to use the services of independent consultants and contractors with whom our management has a pre-existing relationship to perform various professional services, particularly in the area of construction of cultivation. We expect that we will continue to use contractors to assist us with our clients.
None of our employees are members of a union. We consider our employee labor relations to be good.
Trademarks, Trade names, Intellectual Property
We rely upon our various trademarks, trade names, and intellectual property of WOWI, Inc.  Our intellectual property includes structural choice custom proprietary build out of electrical, plumbing facility layout. Equipment schedule and vendor selection is included and based on our master growers extensive 20 plus years of experience. Our grow methodology, including strain selection, medium choice, watering schedule, feeding schedule, nutrient selection, proprietary pest control program. Light control system set up, light deprivation system control, set up and cloning program. In terms of extraction and edible line management, we rely on our proprietary facility set up in management of said facility, we provide our 6 years of extraction expertise and this includes our proprietary blends and recipes, extraction process, branding and sale strategies.  We currently do not have any licensing agreements with extraction facilities.

In dispensary operations, we utilize the vast experience brought by our management team on proper lease negotiation facility choice and location, facility set up and management, as well as economic maximization of real profits to corporate bottom line. We currently do not have any licensing agreements with any dispensaries. We also acknowledge that certain protections normally available to us related to trademarks, design or other utility patents in the cannabis industry would not currently be enforceable under federal law.

We attempt to protect our intellectual property via the deployment of non-disclosure agreements with both prospects as well as licensees. There are no assurances that these non-disclosure agreements will prevent a third party from infringing upon our rights. See “RISK FACTORS.”

Property
On August 12, 2015, we moved our principal place of business to 6770 South Yosemite Street, Unit D, Centennial, Colorado 80112. Our telephone number is (720)-482-6257. This location is subleased from Ashkar Children’s LLC pursuant to a written agreement. This space consists of 900 square feet of basic office space and amenities. We pay monthly rent of $1,000 for this location and have renewed the lease through September 2017. Management believes that this space will not meet our future needs and that incurrence of additional costs may necessary to occupy a more suitable space.
Legal Proceedings
We are unaware of any pending or threatened litigation by or against us.
Industry Analysis
According to the Colorado Department of Revenue, Colorado’s marijuana industry reported $1.3 billion in recreational and medical marijuana in sales in 2016. The national regulated marijuana market is estimated to be over $22 billion by 2020.
In Colorado, the market was expanded in January 2014 to include adult use, including visitors from other states. Voters in Washington recently approved a ballot measure to legalize cannabis for adult use. Many experts predict that other states will follow Colorado and Washington in enacting legislation or approving ballot measures that expand the permitted use of cannabis.
Nationally, the industry has continued to gain ground through the addition of many states and their passing of medical and or recreational provisions for the use of cannabis. While there certainly appears to be a trend towards acceptance of cannabis, there are no assurances offered that this business will be able to sustain itself over time if the Federal Government changes its current position related to state legalized operations.
While no assurances can be provided, we believe that over the next three to five years there will be as many as thirty five to forty states adopting various types of cannabis legislation (medical and recreational) and that there will occur a certain tipping point by which the Federal Government will have to take some sort of stand on the legal status of cannabis.. We also believe that due to the strong growth in the industry as a whole at the state level, the Federal Government will eventually de-schedule cannabis, similar to the alcoholic beverage prohibition repeal in the mid 1930’s, and as motivated by its citizenry decriminalize cannabis as well as regulate it under the auspices of some existing or newly formed agency.

MANAGEMENT
Executive Officers, Directors and Key Personnel
The following table sets forth information regarding our executive officers and directors:
Name	Position	Age	Year First with Company
Anthony C. Russo	CEO & Chairman	44	2015
Mike Heilman	Director, Vice President & Secretary	62	2016
Graciela Moreno	Director, Chief OperatingOfficer	33	2016
Charles Sallah	Director, Vice President	64	2016
Alex Warner	Directot	39	2016
Jose Ramirez	Director	47	2016
Michael Bayoff	Director	50	2016

The above listed directors will serve until the next annual meeting of our shareholders, or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. The above listed officers will serve until the next annual meeting of our Board of Directors or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers serve at the will of the Board of Directors.
BUSINESS EXPERIENCE
Anthony Russo, Director, President and Chief Executive Officer
Mr. Russo comes from a long-distinguished career on Wall Street. Formerly a vice president at Morgan Stanley and RBC Dain Rauscher, he handled major corporate and individual clientele and provided valuation and investment management on market conditions and stock and economic environments. After leaving Wall Street, Mr. Russo successfully ran a $550 million-dollar real estate development company developing signature golf course communities and raising capital through the capital markets to fund those endeavors. Mr. Russo has been involved in the medical and recreational cannabis business for the past six years in Denver, Colorado and is one of the foremost authorities on the maturing and revolutionary Colorado market.

Michael Heilman, Director, VP and Secretary
Joined WOWI, INC February 2016 from Jolen, Inc. merged with World of Weed. Mike was CEO of Jolen and remained on as secretary of WOWI, Inc. Mike is located in Severna Park, Maryland and is responsible for corporate documentation and corporate filings. He also serves as record keeper for the Board of Directors as well as a member.

Beginning August 1997, Mr. Heilman founded and to present he has been the sole stockholder, sole director and president of Data Protection Inc. (DPI). Mr. Heilman initiated and grew DPI’s network support services to the commercial marketplace and provided computer security services to the government marketplace. In January 2003, Mr. Heilman changed the direction of DPI to provide consulting services to mainly startup, private companies in health care, media entertainment, financial services, LED lighting, document management, mining, investment, immigration, heavy oil extraction and most recently the refined petroleum products industry.   In May 2002, Mr. Heilman obtained equity and management control of Gala Hospitality, Inc. (Gala), which at that time was a publicly traded company engaged in the entertainment industry and which subsequently ceased that business and sought but did not complete acquisitions of several privately owned companies.  After several name and domicile changes Gala became Jolen, Inc. in 2015.  In 2016, Jolen acquired World of Weed, Inc. and we changed our name to WOWI, Inc. In connection with the World of Weed acquisition, Mr. Heilman resigned as our President, but has continued to serve as a director and our corporation secretary and has been elected as our vice president.  Mr. Heilman began his career with what is now Accenture followed by ten years in medical sales management for such companies a Becton, Dickinson & Company and AMSCO International, Inc. And after sixteen years he left corporate America in the April 1985 as the National Sales Manager of a $110 million personal computer manufacturer to start his own company that designed, manufactured and marketed PC-based communication equipment. After ten years in the communication market, he started Data Protection in August 1997 to focus on information technology outsourcing, computer network security, and information management.

Education – Mr. Heilman earned BS in Business Administration from Loyola University Maryland. He served in both the US Army and Air Force and received an honorable discharge.

Graciela Moreno, Director and Chief Operating Officer
Ms. Moreno has considerable experience in the cannabis industry. She held the positions of CEO and Chairwoman of the board of Directors of Med Cannabis Pharma, a publicly traded cannabis company (MCPI). Under Ms. Moreno’s guidance MCPI boasted a market capitalization of 50+ million dollars as well as being considered an innovator and leader in the cannaceutical arena. Ms. Moreno brings an important expertise in both the startup level cannabis dispensary and grow arena as well as the publicly traded arena. She will be an integral part of ascertaining business opportunities nationwide for WOWI and in executing the WOWI business plan and model.

Charles Sallah, Director and VP
Mr. Sallah brings more than 20 years of experience in the legal field as a law enforcement officer, litigator and founder of his own law firm specializing in litigation. He brings to World of Weed, Inc. a wide array of experience in real estate development, zoning issues and land-use planning expertise. From his 1975 graduation from the University of Toledo in 1975, Mr. Sallah started as a police officer and, after completing law school and passing the bar exam, he worked in the Lucas County Prosecutor’s Office in the senior trial division. As trial attorney then as an assistant district attorney Mr. Sallah handled a case load ranging from receiving stolen property to aggravated murder cases that included trying more than 100 jury trials. In 1994 Mr. Sallah joined the law firm of Kalniz, Iorio and Feldstein as an associate and rose to the partnership quickly and spent almost 2 years in the litigation section. Mr. Sallah left the firm and started his own firm called Jasin, Sallah and McHugh. For the last 20 years Mr. Sallah’s firm has specialized in real estate and insurance litigation. He will bring that expertise to WOWI.

Alex Warner, Director
Mr. Warner is an experienced investor and trader with experience on the floor of the New York Stock Exchange (NYSE). In 2009, Mr. Warner founded Gulfstream Boat Club and built that business into 3 locations each a 500+ member high end boat club servicing the Palm Beach Florida area. He was a founder and board member of Boatsetter.com a worldwide peer-to-peer yacht sharing marketplace. This experience will be valuable to WOWI in its growth plans. Finally, he was of the previous owners/investors of Red Creek Farm which has been purchased by WOWI, and he remains a shareholder as well as Director whose experience in multi-location management will be valuable.

Jose Ramirez, Director
Mr. Ramirez has 10 years of experience starting and operating both front line retail locations as well as successful and compliant grow operations in Colorado. Mr. Ramirez, the founder of Advanced Medical Alternatives, has also been one of the foremost experts in the extraction business and developer of product lines and procedures. Mr. Ramirez brings his expertise to World of Weed Inc. and will be in charge of branding and marketing the WOWI store fronts and all associated products locally in Colorado and Nationwide.

Michael Bayoff, Director
Mr. Bayoff is a twenty-nine-year business professional with highly successful experience in the Sports & Entertainment and Food Industry, having worked for Ilitch Holdings his entire career. His creativity and expertise have been in the areas of marketing, advertising, sales promotion, brand management and product development across multiple areas of business have defined his career.  He is results orientated, with the strength and experience in strategy, developing and executing successful marketing programs for products and/or services utilizing television, radio, print, websites, social media and point of purchase advertising. Mr. Bayoff is a highly motivated, organized and dedicated professional with a true TEAM oriented attitude, realizing that in sports, entertainment, business and life "Together Everybody Achieves More (TEAM)”. He has directed and managed numerous departments during his professional career.  His exceptional relationships, networking capabilities, interpersonal, analytical, and strategic skills have defined his career.

Director Independence

Our Board is currently composed of seven members. Our Common Stock is not currently listed for trading on a national securities exchange and, as such, we are not subject to any director independence standards. However, we determined that two directors, Alex Warner and Jose Ramirez, qualify as an independent director. We evaluated independence in accordance with the rules of The New York Stock Exchange, Inc., which generally provides that a director is not independent if:

(1)	A Member of the Director’s Immediate Family Is, or in the Past Three Years Has Been, An Executive Officer of Ours;

(2)
The Director Or A Member Of The Director’s Immediate Family Has Received More Than $120,000 Per Year In Direct Compensation From Us Other Than For Service As A Director (Or For A Family Member, As A Non-Executive Employee);

(3)
The Director Or A Member Of The Director’s Immediate Family Is, Or In The Past Three Years Has Been, Employed In A Professional Capacity By Our Independent Public Accountants, Or Has Worked For Such Firm In Any Capacity On Our Audit;

(4)
The Director Or A Member Of The Director’s Immediate Family Is, Or In The Past Three Years Has Been, Employed As An Executive Officer Of A Company Where One Of Our Executive Officers Serves On The Compensation Committee; Or

(5)
The Director Or A Member Of The Director’s Immediate Family Is An Executive Officer Of A Company That Makes Payments To, Or Receives Payments From, Us In An Amount Which, In Any Twelve-Month Period During The Past Three Years, Exceeds The Greater Of $1,000,000 Or 2% Of That Other Company’s Consolidated Gross Revenues.

Once we achieves public status, of which there can be no assurance, we will insure that our committees as well as Board of Directors complies with all the requirements of a public company under the auspices of the OTC Marketplace.

Board Committees

As of the date of this Prospectus we do not have any committees of our Board of Directors. We expect to form an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Nominating Committee in the near future, prior to our becoming a public company. We have adopted charters for each proposed committee, as well as a code of ethics and expect to move forward and utilize these committees moving forward.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Conflicts of Interest

Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our Company. Insofar as the officers and directors are engaged in other business activities, management anticipates they will devote only a minor amount of time to our affairs. See “RISK FACTORS.”

EXECUTIVE COMPENSATION
Remuneration
Following is a table containing the aggregate compensation paid to our Chief Executive Officer and Chairman of the Board during our fiscal year ended September 30, 2016. Note that no compensation arrangements have been adopted for the other directors, and future compensation liabilities and expenses may result.
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Stock Awards	All Other Compensation		Total Compensation
Anthony Russo, CEO	2016	$120,000	$-	$8,832	*	$128,832

*Automobile Lease payments
Salaries are established by our Board of Directors. We currently do not have a Compensation Committee but expect to have one in place in the future. All of our employees and contractors are employed or contracted pursuant to employment and service agreements.
Equity Compensation, Pension or Retirement Plans

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Other than the compensation arrangement with Mr. Russo, no compensation agreements are currently in place for officers and directors.

Compensation of Directors

Our CEO and Chairman of the Board is currently compensated at the rate of $10,000 per month, or $120,000 per year for his services. The Company reimburses actual expenses incurred relating to managing as well as marketing our business and in some cases receive incentive payments based upon their performance and success in securing new clients for us. Any incentive payments are authorized by our Board of Directors.

The following table sets forth with respect to each individual who served as a non-employee director at any time during the fiscal year, inclusive of equity awards and payments made.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)
Anthony Russo	$0	20,000 Common Shares/$X	0	0	0	0
Michael Heilman	$0	20,000 Common Shares/$X	0	0	0	0
Alex Warner	$0	20,000 Common Shares/$X	0	0	0	0
Graciela Moreno	$0	20,000 Common Shares/$X	0	0	0	0
Jose Ramirez	$0	20,000 Common Shares/$X	0	0	0	0
Charles Sallah	$0	20,000 Common Shares/$X	0	0	0	0
Michael Bayoff	$0	20,000 Common Shares/$X	0	0	0	0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table contains certain information regarding beneficial ownership of our Common Stock as of the date of this Prospectus by (1) each person who is known by us to own beneficially more than 5% of our Common Stock based upon 32,496,057 shares of Common Stock outstanding as of the date of this Prospectus, (2) each of our officers and Directors, and (3) all Directors and executive officers as a group.

Name & Address*	Number of Shares Beneficially Owned	Percentage of Outstanding Class
Anthony Russo	24,855,212 Common Shares 1 Class B Preferred	76%
Michael Heilman	20,000 Common Shares	0.06%
Alex Warner	20,000 Common Shares	0.06%
Graciela Moreno	20,000 Common Shares	0.06%
Jose Ramirez	20,000 Common Shares	0.06%
Charles Sallah	20,000 Common Shares	0.06%
Michael Bayoff	20,000 Common Shares	0.06%
Officers & Directors as a Group (7 persons)	24,975,212 Common Shares	76.36%

* c/o WOWI, Inc., 6770 South Yosemite Street, Unit D, Centennial, CO  80112

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the normal course of business, the Company advances funds and plans to transact future business with the following entities, all of which are majority-controlled and owned by Anthony Russo, CEO and Chairman of the Board of WOWI, Inc.:

•
WOWI, LLC – Operates a cannabis grow farm and is expected to lease equipment and property from WOWI, Inc. and utilize WOWI, Inc.’s consulting services under the consulting agreement described in the Overview portion of the “Description of Business” section . WOWI, Inc. currently advances funds to finance WOWI, LLC’s operations until WOWI, LLC begins to generate self-sufficient cash flow. Through March 31, 2017, WOWI, Inc. has advanced $78,778 to WOWI, LLC for various expenses, net of $30,000 of repayments.

•
WOWI CBD, LLC – WOWI CBD, LLC resells various cannabinoid products. WOWI, Inc. currently finances inventory purchases for the Company and WOWI CBD, LLC expects to use WOWI, Inc.’s consulting services and branding. Through March 31, 2017, the Company has advanced $9,450 to WOWI CBD, LLC for inventory purchases.

•
WOWI Real Estate Holdings I, LLC - Owns the farm and certain structures upon which WOWI, LLC operates. WOWI, Inc. occasionally advances funds to finance related projects. WOWI, Inc. has advanced total funds of $84,250 through March 31, 2017 to fund these projects.

•	ACR Management – Occasionally provides general contracting services to WOWI, Inc. and related parties. Through March 31, 2017, WOWI, Inc. advanced $3,438 to this Company, net of repayments.

All advances described above bear no interest and are due on demand to WOWI, Inc.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon by The Hoban Law Group LLC, Denver, Colorado.

EXPERTS

The financial statements of WOWI, Inc. as of and for the years ended September 30, 2016 and 2015 included herein have been audited by BF Borgers CPA PC, independent registered public accountants, as indicated in their reports with respect thereto, and are in reliance upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the 33 Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We have filed this registration statement on Form S-1, including exhibits, with the SEC with respect to the shares being offered in this Offering. This Prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. If and when the SEC declares our registration statement effective, we will begin filing reports pursuant to the Securities Exchange Act of 1934, as amended for further information with respect to our Common Stock, and us we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this Prospectus as to the contents of any contract or any other document referred to herein be not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may inspect a copy of the registration statement without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F. St. NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC. The SEC maintains a worldwide website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov. The SEC’s toll free investor information service can be reached at 1-800-SEC-0330.

WOWI, Inc.

Financial Statements

As of September 30, 2016 and 2015 and for the Year Ended
September 30, 2016 and Period from July 31, 2015
 (Inception) to September 30, 2015

WOWI, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of WOWI, Inc.:

We have audited the accompanying consolidated balance sheets of WOWI, Inc. and its subsidiary (“the Company”) as of September 30, 2016 and 2015 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year ended September 30, 2016 and for the period from July 31, 2015 (inception) to September 30, 2015. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WOWI, Inc., as of September 30, 2016 and 2015, and the results of its operations and its cash flows for the year ended September 30, 2016 and for the period from July 31, 2015 (inception) to September 30, 2015, in conformity with generally accepted accounting principles in the United States of America.
The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting.  Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC
Lakewood, CO
August 10, 2017

WOWI, Inc.
Consolidated Balance Sheets
As of September 30, 2016 and 2015

	September 30, 2016	September 30, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$226,729	$18,403
Due from related parties	99,733	-
Total Current Assets	326,462	18,403

Property and equipment, net	20,123	-
Construction in progress	12,600	-
Total Non-Current Assets	32,723	-

TOTAL ASSETS	$359,185	$18,403

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities:
Current Liabilities:
Compensation due in stock	$1,310,400	$20,000
Interest payable	29,037	-
Due to related parties	-	18,500
Related party convertible note, short-term	56,000	-
Derivative liability	129,993	-
Total Current Liabilities	1,525,430	38,500
Long-Term Liabilities:
Convertible notes payable	452,000	-
Total Liabilities	1,977,430	38,500

Stockholders' Equity (Deficit):
Redeemable Convertible Preferred Stock, Class A, $0.001 par, 10,000 shares authorized, 0 and 0 shares issued and outstanding at September 30, 2016 and September 30, 2015, all respectively	-	-
Common Stock, $0.001 par, 500,000,000 shares authorized, 30,116,340 and 25,750,000 shares issued and outstanding at September 30, 2016 and September 30, 2015, all respectively	30,116	25,750
Additional paid-in capital	53,902	(25,750)
Accumulated deficit	(1,702,263)	(20,097)
Total Stockholders' Equity (Deficit)	(1,618,245)	(20,097)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$359,185	$18,403

The accompanying notes are an integral part of these financial statements

WOWI, Inc.
Consolidated Statements of Operations
Year Ended September 30, 2016 and Period from July 31, 2015 (Inception) to September 30, 2015

	September 30, 2016	September 30, 2015
Net revenues	$-	$-
Costs of net revenues	-	-
Gross profit	-	-

Operating Expenses
General and administrative	803,136	20,097
Total Operating Expenses	803,136	20,097

Loss from operations	(803,136)	(20,097)

Other Income (Expense):
Interest expense	(204,475)	-
Gain (loss) on derivative liability	45,445	-
Gain (loss) on compensation due in stock	(720,000)	-
Total Other Income (Expense)	(879,030)	-

Net Loss	$(1,682,166)	$(20,097)

Basic and diluted earnings per share	$(0.06)	$(0.00)
Basic and diluted weighted average common shares issued and outstanding	27,530,975	25,750,000

The accompanying notes are an integral part of these financial statements

WOWI, Inc.
Consolidated Statements of Stockholders Equity
Year Ended September 30, 2016 and Period from July 31, 2015 (Inception) to September 30, 2015

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders' Equity
	Number of Shares	Amount	Capital	Deficit	(Deficit)

Balance at July 31, 2015 (Inception)	25,750,000	$25,750	$(25,750)	$-	$-
Net income	-	-	-	(20,097)	(20,097)

Balance at September 30, 2015	25,750,000	25,750	(25,750)	(20,097)	(20,097)

Recapitalization, May 9, 2016 (See Note 5)	4,101,340	4,101	(378,191)	-	(374,090)
Forgiveness of shell debt in conjunction with acquisition (See Note 5)	-	-	30,000	-	30,000
Proceeds received in connection with 198,842 shares issued with acquisition (See Note 5)	150,000	150	289,958	-	290,108
Issuance of shares for services rendered	115,000	115	137,885		138,000
Net loss	-	-	-	(1,682,166)	(1,682,166)
Balance at September 30, 2016	30,116,340	$30,116	$53,902	$(1,702,263)	$(1,618,245)

The accompanying notes are an integral part of these financial statements

WOWI, Inc.
Consolidated Statements of Cash Flows
Year Ended September 30, 2016 and Period from July 31, 2015 (Inception) to September 30, 2015

	September 30, 2016	September 30, 2015
Cash Flows From Operating Activities
Net Loss	$(1,682,166)	$(20,097)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,677	-
Stock-based compensation	618,000	-
(Gain)/Loss on share-based stock compensation liability	720,000	-
Initial fair value of derivative convertible note liability included as interest expense	175,438	-
(Gain)/Loss on derivative liability	(45,445)	-
Changes in operating assets and liabilities:
Change in related party receivables	(118,233)	18,500
Change in accrued interest	29,037	-
Change in compensation due in stock, excluding share-based portions above	90,400	20,000
Net Cash (Used In) Provided By Operating Activities	(211,292)	18,403

Cash Flows From Investing Activities
Purchases of property and equipment	(21,800)	-
Additions to construction in progress	(12,600)	-
Net Cash Used In Investing Activities	(34,400)	-

Cash Flows From Financing Activities
Proceeds from issuance of convertible debt, net of repayments	452,000	-
Repayments on related party convertible note from reverse merger	(28,000)	-
Proceeds received in connection with 198,842 shares issued with reverse merger (See Note 5)	30,000	-
Cash acquired in reverse merger (See Note 5)	18	-
Net Cash Provided By Financing Activities	454,018	-

Net Change In Cash	208,326	18,403

Cash at Beginning of Period	18,403	-
Cash at End of Period	$226,729	$18,403

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income tax	$-	$-
Note assumed in connection with reverse merger	$84,000	$-
Net liabilities acquired by reverse merger (See Note 5)	$(83,982)	$-

The accompanying notes are an integral part of these financial statements

WOWI, Inc.
Notes to Consolidated Financial Statements
As of September 30, 2016 and 2015 and for the Year Ended September 30, 2016 and Period from July 31, 2015 (Inception) to September 30, 2015

Organization and Nature of Operations:

Organization and operations – World of Weed, Inc. was originally incorporated in the state of Colorado on July 31, 2015. On May 9, 2016, we acquired all outstanding interests of WOWI, Inc. (formerly Jolen, Inc.) through a reverse merger, and on May 19, 2016, the parent company changed its name to WOWI, Inc.

The business combination was accounted for as a reverse acquisition and recapitalization using accounting principles applicable to reverse acquisitions whereby the financial statements subsequent to the date of the transaction are presented as a continuation of World of Weed, Inc.  Under reverse acquisition accounting World of Weed, Inc. (subsidiary) is treated as the accounting parent (acquirer) and the Company (parent) is treated as the accounting subsidiary (acquiree). All outstanding shares have been restated to reflect the effect of the business combination.

WOWI, Inc. and its wholly owned subsidiary, World of Weed, Inc. (collectively, the “Company”) is an early-stage company that is in the business of licensing technology and intellectual property to operators and businesses in the legal cannabis industry nationally. We also provide packaging and labeling, lease equipment and lease of real property to such companies. Also, WOWI, Inc. provides a plethora of consulting services including proper business structure and management in the ever-changing legal cannabis space. We provide these services to cultivations, growers, extractors and dispensaries that operate legally in states that have legal medicinal and/or recreational legislation. We pride ourselves on being at the cutting edge and touting quality, safety, proper structure and adherence to the legislation in each and every state.

Our principal offices are located at 6770 South Yosemite Street Unit D, Centennial, Colorado 80112.

As of September 30, 2016, the Company has not yet commenced full scale operations nor generated revenue. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure additional funding to operationalize the Company’s planned operations.

WOWI, Inc.
Notes to Consolidated Financial Statements
As of September 30, 2016 and 2015 and for the Year Ended September 30, 2016 and Period from July 31, 2015 (Inception) to September 30, 2015

NOTE 1 – Liquidity and Capital Resources:

Cash Flows — During the year ended September 30, 2016 and for the period from July 31, 2015 (inception) to September 30, 2015, the Company primarily utilized cash and cash equivalents and proceeds from issuances of debt to fund its operations. During the year ended September 30, 2016 and for the period from July 31, 2015 (inception) to September 30, 2015, the Company received $482,000 from the issuance of its debt.

The Company’s net losses were $1,682,166 and $20,097 for the year ended September 30, 2016 and for the period from July 31, 2015 (inception) to September 30, 2015, respectively.

Cash flows provided by operations for the year ended September 30, 2016 and for the period from July 31, 2015 (inception) to September 30, 2015 were $211,292 and $18,403, respectively. The most significant drivers of the cash flows were inflows from debt financing and outflows for general and administrative expenses and advances to related parties.

Our historical operating results indicate substantial doubt exists related to the Company's ability to continue as a going concern. We believe that the actions discussed above are probable of occurring and mitigating the substantial doubt raised by our historical operating results and satisfying our estimated liquidity needs 12 months from the issuance of the financial statements. However, we cannot predict, with certainty, the outcome of our actions to generate liquidity, including the availability of additional debt financing, or whether such actions would generate the expected liquidity as currently planned.

Capital Resources — As of September 30, 2016 and 2015, the Company had $226,729 and $18,403 in cash and equivalents, respectively.

The Company has primarily relied upon proceeds from convertible debt issuances to fund its operations. The Company anticipates continuing to rely on sales of our debt and equity securities in order to continue to fund its business operations. Issuances of additional shares will result in dilution to its existing stockholders. There is no assurance that the Company will be able to realize planned operations, complete any additional sales of our equity securities or that it will be able to arrange for other financing to fund our planned business activities.

NOTE 2 – Critical Accounting Policies and Estimates:

Principles of consolidation and presentation – The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances at the time. Actual results could differ from those estimates under different assumptions or conditions.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, World of Weed, Inc.

WOWI, Inc.
Notes to Consolidated Financial Statements
As of September 30, 2016 and 2015 and for the Year Ended September 30, 2016 and Period from July 31, 2015 (Inception) to September 30, 2015

Financial instruments and concentrations of risk – The Company has the following financial instruments: cash and cash equivalents, accounts payable, accrued liabilities, and long-term convertible debt. The carrying value of these instruments approximate fair value.

Cash and cash equivalents are maintained at one financial institution. Deposits held with this financial institution may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand and are maintained with a financial institution of reputable credit and therefore bear minimal credit risk.

Cash and cash equivalents – Cash and cash equivalents include highly liquid short-term investments with an original maturity of less than 90 days.

Property and equipment – The Company has a policy to capitalize expenditures with useful lives in excess of one year and costs exceeding $1,000 as property and equipment and depreciates such assets on a straight-line basis over estimated useful lives, which currently ranges from 3 to 30 years.

Expenditures for repairs and maintenance are charged to operating expense as incurred. Expenditures for additions and betterments are capitalized. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in operations. The Company reviews the carrying value of investments for impairment whenever events or changes in circumstances indicate the carrying amounts may not be recoverable.

As of September 30, 2016 and 2015, the Company’s property and equipment consisted of the following:

	9/30/2016	9/30/2015
Equipment	$21,800	$-
Less: accumulated depreciation	(1,677)	-
Property and equipment, net	$20,123	$-

Depreciation expense totaled $1,677 and $0 for the years ended September 30, 2016 and 2015, respectively.

Construction in Progress – In connection with the Company’s property and equipment policies, the Company capitalizes materials and labor costs for various assets, such as building improvements, land improvements and other equipment that has not been placed in service. When the assets are placed in service, the Company classifies them as property and equipment and begins to depreciate them in accordance with accounting policies. As of September 30, 2016 and 2015, the Company recognized $12,600 and $0 as construction in progress, respectively.

WOWI, Inc.
Notes to Consolidated Financial Statements
As of September 30, 2016 and 2015 and for the Year Ended September 30, 2016 and Period from July 31, 2015 (Inception) to September 30, 2015

Income taxes – The Company is subject to taxation in various jurisdictions and may be subject to examination by various authorities. For the fiscal years 2016 and 2015, the operating Company’s tax return has not yet been filed but is expected to show a substantial net loss so consequently no tax liability should result from either year. Further, the parent company filed a final federal tax return in 2016 in error, but management intends to correct this error and refile the return. The Company estimates that the error has no impact on the financial statements but may affect the Company’s ability to realize net operating loss carryforwards if not rectified in a timely manner.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities.  The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company’s financial statements or tax returns.

Fair value of financial instruments – The carrying amounts of cash and current assets and liabilities approximate fair value because of the short-term maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates.

Revenue recognition – The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. As of September 30, 2016 and 2015, the Company had not acquired a customer base or produced revenues.

WOWI, Inc.
Notes to Consolidated Financial Statements
As of September 30, 2016 and 2015 and for the Year Ended September 30, 2016 and Period from July 31, 2015 (Inception) to September 30, 2015

Selling, general and administrative expenses – Selling, general and administrative expenses consist primarily of administrative and overhead costs, advertising and other marketing promotions. Advertising costs are expensed as incurred or the first time the advertising takes place. For the years ended September 30, 2016 and 2015, advertising costs incurred were $583 and $0, respectively.

Consulting fees – Consulting fees consisted of fees paid to outside consultants hired by the company to provide various services.  For the years ended September 30, 2016 and 2015, consulting fees incurred were $20,768 and $0 respectively.

Salaries and payroll expense – Salaries and payroll expense consisted of salaries paid to company employees.  For the years ended September 30, 2016 and 2015, salaries and payroll expense were $122,086 and $20,000, respectively.

The CEO receives an annual salary of $120,000 per year, or $10,000 monthly, with any unpaid amounts due in cash or stock on demand. During 2016 and 2015, the CEO collected $29,600 and $0 of cash compensation, resulting in accrued compensation payable of $110,400 and $20,000, respectively, as of September 30, 2016 and 2015, respectively.

The Company also reimburses the CEO lease and all other costs for use of a personal vehicle. Currently, lease reimbursements range from $700 to $800 per month. In 2016, the Company also reimbursed the CEO $10,000 for costs associated with a trade-in and commencing the vehicle lease. The total expense related to these reimbursements was $12,959 and $0 for the years ended September 30, 2016 and 2015, respectively.

The Company currently has seven directors, one of whom is also the CEO, who has compensation arrangements discussed above. Currently, there are no compensation agreements in place for the other directors, and they have not received compensation. Consequently, contingent compensation-related liabilities are not determinable and have not been recorded as of September 30, 2016 and 2015. However, future liabilities and expenses may arise from director compensation once determined.

Basic and diluted earnings per share – Basic earnings per share is computed based on the weighted-average number of common shares outstanding each year. Diluted earnings per share are computed using the weighted average number of shares of common stock and potentially dilutive securities assumed to be outstanding during the year. Potentially dilutive shares from stock options and other common stock equivalents are excluded from the computation when their effect is anti-dilutive.

Contingencies – Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

WOWI, Inc.
Notes to Consolidated Financial Statements
As of September 30, 2016 and 2015 and for the Year Ended September 30, 2016 and Period from July 31, 2015 (Inception) to September 30, 2015

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.
Loss contingencies considered remote are generally not disclosed unless they arise from guarantees, in which case the guarantees would be disclosed.

Recently issued accounting standards – Financial Accounting Standards Board, or FASB, Accounting Standards Update, or FASB ASU 2016-15 “Statement of Cash Flows (Topic 230)” – In August 2016, the FASB issued 2016-15. Stakeholders indicated that there is a diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice. This ASU is effective for annual reporting periods beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. Adoption of this ASU will not have a significant impact on our statement of cash flows.

FASB ASU 2016-10 “Revenue from Contracts with Customers (Topic 606)” – In April 2016, the FASB issued ASU 2016-10, to clarify identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. This ASU is effective for annual reporting periods beginning after December 15, 2017, with the option to adopt as early as December 15, 2016. We are currently assessing the impact of adoption of this ASU on our consolidated results of operations, cash flows and financial position.

In May 2016, the FASB also issued 2016-12. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2016-12 provides clarification on assessing collectability, presentation of sales taxes, noncash consideration, and completed contracts and contract modifications. This ASU is effective for annual reporting periods beginning after December 15, 2017, with the option to adopt as early as December 15, 2016. We are currently assessing the impact of adoption of this ASU on our consolidated results of operations, cash flows and financial position.

FASB ASU 2016-09 “Compensation – Stock Compensation (Topic 718)” – In March 2016, the FASB issued ASU 2016-09, which includes multiple provisions intended to simplify various aspects of accounting for share-based payments. While aimed at reducing the cost and complexity of the accounting for share-based payments, the amendments are expected to significantly impact net income, earnings per share, and the statement of cash flows.  Implementation and administration may present challenges for companies with significant share-based payment activities. This ASU is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. We are currently evaluating the potential impact this standard will have on our consolidated financial statements and related disclosures.

WOWI, Inc.
Notes to Consolidated Financial Statements
As of September 30, 2016 and 2015 and for the Year Ended September 30, 2016 and Period from July 31, 2015 (Inception) to September 30, 2015

NOTE 3 – CONVERTIBLE DEBT AND DERIVATIVE LIABILITY

In conjunction with the acquisition of World of Weed, Inc., on May 9, 2016, the Company entered into a convertible note payable with a director in the amount of $84,000, payable in 12 consecutive monthly payments of $7,000 each beginning in May 2016.  As of September 30, 2016, $56,000 remained payable under this obligation.  This note is convertible into 5,000,000 shares of common stock if and upon default on the repayment terms. Since the conversion feature only triggers in the event of default, and no default occurred in 2016 or subsequently through repayment of the note, the conversion feature required no beneficial conversion feature or derivative liability accounting.

During the fiscal year 2016, the Company raised $452,000 through a private placement of promissory convertible notes with certain accredited investors, bearing interest at 12%, with interest and principal due February 1, 2019.

Upon issuance, each of the notes is immediately convertible at the noteholders election into the company’s common stock at the volume weighted average price (“VWAP”) of the thirty days preceding the notice of conversion. Since the conversion rate can be tied to an underlying item, the feature is considered to be a derivative that is recorded as a liability at fair value and adjusted to fair value at the conclusion of each reporting period. The initial value is recorded to interest expense, and changes in the amount of the liability at the end of each reporting period are recorded as gains and losses. The underlying assumptions used in the Black Scholes model to determine the fair value of the derivative liability were based on the individual date the notes were closed and were the following:

	Upon Issuance	9/30/2016
Current stock price	$0.80-$2.00	$2.00
Risk-free interest rate	0.71%-0.97%	77%
Expected dividend yield	0%	0%
Expected term (years)	2.3 to 3.3	2.3
Expected volatility	25% to 139%	24%

WOWI, Inc.
Notes to Consolidated Financial Statements
As of September 30, 2016 and 2015 and for the Year Ended September 30, 2016 and Period from July 31, 2015 (Inception) to September 30, 2015

The initial fair value of the derivative liability was recorded as interest expense of $175,438 in 2016. A summary of changes in the derivative liability are as follows:

October 1, 2015	$-
Initial value of embedded derivative	175,438
Decrease in fair value	(45,445)
September 30, 2016	$129,993

The Company recognized $29,037 of interest expense under the note terms during 2016, resulting in accrued interest of $29,037 as of September 30, 2016.

NOTE 4 – STOCK PAYABLE

In May 2016, the Company elected to issue 600,000 shares to a board member as compensation. As of September 30, 2016, the shares have not been issued and therefore remain on the balance sheet as a liability, which is adjusted to the market price at the end of each reporting period. The Company initially recorded $480,000 of compensation expense when the Company agreed to issue such shares on May 3, 2016. As of September 30, 2016, the market value of the shares was $1,200,000, resulting in a loss on this liability of $720,000.

The CEO receives an annual salary of $120,000 per year, or $10,000 monthly, with any unpaid amounts due in cash or stock on demand. Since the compensation will most likely be paid in stock at a future date, the Company has accrued it as compensation due in stock. During 2016 and 2015, the CEO collected $29,600 and $0 of cash compensation, resulting in compensation due in stock of $110,400 and $20,000, respectively, as of September 30, 2016 and 2015, respectively.

NOTE 5 – BUSINESS COMBINATION

On May 9, 2016, the Company entered into and completed a share exchange agreement with Anthony Russo and Chuck Sallah, individuals residing in Colorado and Ohio, respecively, (collectively, “Owners”), who held 100% of the capital stock of World of Weed, Inc. Under the agreement, the Owners delivered all ownership interests in World of Weed, Inc. in exchange for 25,750,000 shares of the Company’s common stock and entry into an $84,000 convertible note due to Michael Heilman, the former CEO and a current director, payable in twelve monthly installments of $7,000 as discussed in Note 3.

Concurrent with the share exchange agreement, Mr. Russo was appointed to the board of directors as the Chairman and became the Chief Executive Officer of the Company. Mr. Russo also became the controlling shareholder of the Company as a result of the transaction.

WOWI, Inc.
Notes to Consolidated Financial Statements
As of September 30, 2016 and 2015 and for the Year Ended September 30, 2016 and Period from July 31, 2015 (Inception) to September 30, 2015

As a result of the transaction, World of Weed, Inc. became a wholly owned subsidiary of the Company.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed relative to the Parent company operations at the business combination transaction date.

Cash	$18
Total identifiable assets	$18

Note payable and accrued interest due to officer	$290,108
Note payable executed in connection with share exchange agreement	84,000
Total identifiable liabilities	$374,108

Net identifiable liabilities	$(374,090)
The net identifiable assets described above are presented as part of the 4,101,340 share recapitalization, which is further discussed in Note 6.

Immediately after the business combination, the Company issued 150,000 shares of common stock to Michael Heilman in satisfaction of the $290,108 note.

Of the 25,750,000 shares issued, the former ownership of World of Weed, Inc. allocated 198,842 shares to a former business associate in exchange for a $30,000 investment. The Company collected the $30,000 proceeds related to these shares on May 16, 2016.

NOTE 6 – STOCKHOLDERS’ EQUITY

The Company has authorized the issuance of 500,000,000 shares of a single class of common stock, each carrying a par value of $0.001 and equal voting rights.

The Company has also authorized 10,000 shares of Class A Convertible Redeemable Preferred Stock, par value of $0.001 per share, none of which has been issued. Each share of Preferred Stock carries voting rights equivalent to 50,000 shares of common stock and is entitled to a $40 per share preference over the Common Stock with respect to the distribution of assets of our Company in the event of liquidation, dissolution, or winding-up of our Company. The shares pay an annual dividend of $8 per share before any income available to common shareholders. Holders of such preferred stock may, at any time, convert their interest to 1,000 shares of common stock per preferred share or redeem the preferred shares for $40 cash per share. As of September 30, 2016 and 2015, no shares of preferred stock were issued and outstanding.

As discussed in Note 5, the Company issued 25,750,000 shares of common stock in connection with the share exchange agreement on May 9, 2016. These shares have been presented retroactively as the beginning balance on July 31, 2015 (Inception).

Immediately prior to the acquisition, 4,101,340 shares of common stock were outstanding and therefore presented as part of the recapitalization on May 9, 2016.

On May 9, 2016, the Company issued 150,000 common shares in satisfaction of $290,108 formerly due to Michael Heilman, a current director.

In September 2016, the Company issued 115,000 fully vested shares of common stock to consultants for services rendered, resulting in stock-based compensation expense of $138,000.

As of September 30, 2016 and 2015, 30,116,340 and 25,750,000 shares were issued and outstanding, respectively.

WOWI, Inc.
Notes to Consolidated Financial Statements
As of September 30, 2016 and 2015 and for the Year Ended September 30, 2016 and Period from July 31, 2015 (Inception) to September 30, 2015

NOTE 7 – RELATED PARTY TRANSACTIONS

As discussed in Notes 3 and 5, the share exchange agreement called for issuance of a note payable to a current director in the amount of $84,000, payable in 12 consecutive monthly payments of $7,000 each beginning in May 2016.  As of September 30, 2016, $56,000 remained payable under this obligation.  This note is convertible into 5,000,000 shares of common stock if and upon default on the repayment terms.

During 2016, the Company issued a $50,000 convertible note under the terms described in Note 3 to a director. The Company repaid $40,000 during 2016, for an outstanding balance of $10,000 as of September 30, 2016. This balance and its associated derivative liability are included in the convertible notes and derivative liability line-items.

During the normal course of business, and for business purposes, the Company regularly advances funds to entities related through direct majority ownership interests by the CEO and various directors. Advances, net of repayments, to these entities totaled $99,733 during the fiscal year 2016. As of September 30, 2016 and 2015, these entities owed the Company $99,733 and $0, respectively.

The CEO receives an annual salary of $120,000 per year, or $10,000 monthly, with any unpaid amounts due in cash or stock on demand. During 2016 and 2015, the CEO collected $29,600 and $0 of cash compensation, resulting in accrued compensation payable of $110,400 and $20,000, respectively, as of September 30, 2016 and 2015, respectively.

The Company also reimburses the CEO lease and all other costs for use of a personal vehicle. Currently, lease reimbursements range from $700 to $800 per month. In 2016, the Company also reimbursed the CEO $10,000 for costs associated with a trade-in and commencing the vehicle lease. The total expense related to these reimbursements was $12,959 and $0 for the years ended September 30, 2016 and 2015, respectively.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Litigation – From time to time, in the normal course of business, the Company may be a party to legal proceedings. Management is not currently aware of any litigation pertaining to the Company. However, as discussed in Note 2, contingent liabilities related to director compensation may arise at some future point.

Operating leases – The Company entered into a lease agreement for office space on August 12, 2015. Under the agreement the Company leases office space in Centennial, Colorado for $1,000 per month. As amended, the agreement calls for a lease term through September 30, 2017.

As of September 30, 2016, future minimum payments under this lease were $12,000, all payable during fiscal year 2017.

WOWI, Inc.
Notes to Consolidated Financial Statements
As of September 30, 2016 and 2015 and for the Year Ended September 30, 2016 and Period from July 31, 2015 (Inception) to September 30, 2015

NOTE 9 – INCOME TAXES

The Company recorded no income tax provision or benefit for the years ended September 30, 2016 and 2015, because the Company believes it is more likely than not that these will not be utilized in the near future due to net losses. The Company has generated no taxable income. The income tax provision (benefit) differs from the amount computed by applying the U.S. Federal income tax rate of 34% plus applicable state rates to the loss before income taxes due to the unrecognized benefit resulting from the Company’s valuation allowance, as well as due to nondeductible expenses.

For income tax reporting purposes, as of September 30, 2016 and 2015, the Company had estimated $1,697,527 and $20,059, respectively, of net operating loss carry forwards that will expire at various dates beginning in 2035. The Tax Reform Act of 1986 contains provisions that may limit the net operating loss carry forwards and tax credits available to be used in any given year if certain events occur, including significant changes in ownership interests. Realization of net operating loss and tax credit carry forwards is dependent on generating sufficient taxable income prior to their expiration dates.

As of September 30, 2016 and 2015, the Company had estimated approximately $654,821 and $7,738, respectively, of net deferred tax assets, comprised primarily of the potential future tax benefits from net operating loss carry forwards. Based upon the level of historical taxable income and projections for future taxable income over the period in which the deferred tax assets are deductible, management could not conclude that realization of the deferred tax assets as of September 30, 2016 and 2015 was more likely than not, and therefore, the Company has recorded a full valuation allowance to reduce the net deferred tax assets to zero as of September 30, 2016 and 2015. The amount of deferred tax assets considered realizable could be adjusted in the near term if future taxable income is generated.

NOTE 10 – SUBSEQUENT EVENTS

Subsequent to the year end the Company has raised an addition $915,000 in additional capital through the sale of debt carrying similar terms to those discussed in Note 3.

On December 8, 2016, the board authorized the issuance of one share of a new class of preferred stock, Preferred Class B Super Voting, and agreed to issue the share to the CEO. The Preferred Class B Super Voting share wields voting power equivalent to all outstanding shares of common stock in any issue that the common shareholders may vote on.

In May 2016, the Company agreed to compensate a director $62,000, payable in shares of common stock at a later date, which date is yet to be determined.

In July 2017, the Company issued 880,000 shares of common stock to officers, directors and employees for services rendered. 600,000 of these shares were issued in satisfaction of the liability due to the director, as discussed in Note 4.
Effective July 14, 2017, convertible noteholders converted $1,327,000 of principal and $132,717 of accrued interest into 1,459,715 shares of common stock.

In July 2017, the Company entered into another $40,000 convertible note agreement and immediately converted it into 40,000 shares of the Company’s common stock.

Management has evaluated all subsequent events through August 10, 2017, the date these financial statements were available to be issued, noting no other significant events requiring disclosure.

WOWI, Inc.

Interim Financial Statements as of and for the
Periods Ended June 30, 2017 and 2016
 (Unaudited)

F-19

WOWI, Inc.

Consolidated Balance Sheets – As of June 30, 2017 (unaudited) and September 30, 2016	F-19
Consolidated Statements of Operations – Periods Ended June 30, 2017 and 2016 (Unaudited)	F-20
Consolidated Statements of Cash Flows – Periods Ended June 30, 2017 and 2016 (Unaudited)	F-21
Notes to Financial Statements (Unaudited)	F-22

WOWI, Inc.
Consolidated Interim Balance Sheets
As of June 30, 2017 and September 30, 2016

	June 30, 2017	September 30, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$265,959	$226,729
Due from related parties	208,238	99,733
Other current assets	5,105	-
Total Current Assets	479,302	326,462

Property and equipment, net	29,036	20,123
Construction in progress	344,988	12,600
Total Non-Current Assets	374,024	32,723

TOTAL ASSETS	853,326	359,185

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities:
Current Liabilities:
Accrued liabilities	$26,468	$-
Compensation due in stock	1,555,588	1,310,400
Accrued interest payable	126,526	29,037
Related party convertible note, short-term	-	56,000
Derivative liability	694,408	129,993
Total Current Liabilities	2,402,990	1,525,430
Long-Term Liabilities:
Convertible notes payable	1,327,000	452,000
Total Liabilities	3,729,990	1,977,430

Stockholders' Equity (Deficit):
Redeemable Convertible Preferred Stock, Class A, $0.001 par, 10,000 shares authorized, 0 and 0 shares issued and outstanding at June 30, 2017 and September 30, 2016, all respectively	-	-
Voting Preferred Stock, Class B, no par, 1 share authorized, 1 and 0 issued and outstanding at June 30, 2017 and September 30, 2016, all respectively	24,845,981	-
Common Stock, $0.001 par, 500,000,000 shares authorized, 30,116,340 and 30,116,340 shares issued and outstanding at June 30, 2017 and September 30, 2016, all respectively	30,116	30,116
Additional paid-in capital	53,900	53,902
Accumulated deficit	(27,806,661)	(1,702,263)
Total Stockholders' Equity (Deficit)	(2,876,664)	(1,618,245)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$853,326	$359,185

The accompanying notes are an integral part of these financial statements

WOWI, Inc.
Consolidated Interim Statements of Operations
Periods Ended June 30, 2017 and 2016

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016
Net revenues	$-	$-	$-	$-
Costs of net revenues	-	-	-	-
Gross profit	-	-	-	-

Operating Expenses
General and administrative	133,037	36,748	25,227,695	110,172
Total Operating Expenses	133,037	36,748	25,227,695	110,172

Loss from operations	(133,037)	(36,748)	(25,227,695)	(110,172)

Other Income (Expense):
Interest expense	(59,763)	(113,864)	(360,819)	(4,663)
Loss on impairment of property	-	-	(4,800)	-
Gain (loss) on derivative liability	(114,470)	202,880	(301,084)	-
Gain (loss) on compensation due in stock	90,000	-	(210,000)	-
Gain on extinguishment of debt	-	46,885	-	46,885
Total Other Income (Expense)	(84,233)	135,901	(876,703)	42,222

Net Income (Loss)	(217,270)	99,153	(26,104,398)	(67,950)

Basic and diluted earnings per share	$(0.01)	$0.00	$(0.87)	$(0.00)
Basic and diluted weighted average common shares issued and outstanding	30,116,340	30,001,340	30,116,340	30,001,340

The accompanying notes are an integral part of these financial statements

WOWI, Inc.
Consolidated Interim Statements of Cash Flows
Periods Ended June 30, 2017 and 2016

	Nine Months Ended June 30,
	2017	2016
Cash Flows From Operating Activities
Net Loss	$(26,104,398)	$(67,950)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,496	-
Gain on extingishment of accrued expense	-	(46,885)
Goodwill recognized upon acquisition	-	(66,675)
Stock-based compensation	24,845,981	-
(Gain)/Loss on share-based stock compensation liability	300,000	-
Initial fair value of derivative convertible note liability included as interest expense	263,329	-
(Gain)/Loss on derivative liability	301,084	-
Impairment of property	4,800	-
Changes in operating assets and liabilities:
Change in related party receivables	(108,505)	-
Change in other current assets	(5,105)	(38,636)
Change in accrued liabilities	26,468	(3,815)
Change in accrued interest	97,489	-
Change in compensation due in stock, excluding share-based portions above	(54,812)	-
Net Cash Used In Operating Activities	(430,173)	(223,961)

Cash Flows From Investing Activities
Purchases of property and equipment	(17,209)	-
Additions to construction in progress	(332,388)	-
Issuance of debt to related party	-	(150,000)
Net Cash Used In Investing Activities	(349,597)	(150,000)

Cash Flows From Financing Activities
Issuances of related party payables, net of repayments	-	1,333
Proceeds from issuance of common stock	-	12,500
Proceeds from issuance of convertible debt	875,000	532,000
Repayments on related party convertible note	(56,000)	-
Net Cash Provided By Financing Activities	819,000	545,833

Net Change In Cash	39,230	171,872

Cash at Beginning of Period	226,729	2
Cash at End of Period	$265,959	$171,874

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income tax	$-	$-

The accompanying notes are an integral part of these financial statements

WOWI, Inc.
Notes to Consolidated Interim Financial Statements
Periods Ended June 30, 2017 and 2016

Organization & Nature of Operations:

Organization and operations – World of Weed, Inc. was originally incorporated in the state of Colorado on July 31, 2015.  On May 9, 2016, we acquired all outstanding interests of WOWI, Inc. (formerly Jolen, Inc.) through a reverse merger, and on May 19, 2016, the parent company changed its name to WOWI, Inc.

The business combination was accounted for as a reverse acquisition and recapitalization using accounting principles applicable to reverse acquisitions whereby the financial statements subsequent to the date of the transaction are presented as a continuation of World of Weed, Inc.  Under reverse acquisition accounting, World of Weed, Inc. (subsidiary) is treated as the accounting parent (acquirer) and the Company (parent) is treated as the accounting subsidiary (acquiree).  All outstanding shares have been restated to reflect the effect of the business combination.

WOWI, Inc. and its wholly owned subsidiary, World of Weed, Inc. (Collectively, the “Company”), is an early-stage company that is in the business of licensing technology and intellectual property to operators and businesses in the legal cannabis industry nationally.  We also provide packaging and labeling, lease equipment, and lease of real property to such companies.  Furthermore, WOWI, Inc. provides a plethora of consulting services, including proper business structure and management in the ever-changing legal cannabis space.  We provide these services to cultivations, growers, extractors, and dispensaries that operate legally in states that have legal medicinal and/or recreational legislation.  We pride ourselves on being at the cutting edge and touting quality, safety, proper structure, and adherence to the legislation in each and every state.

Our principal offices are located at 6770 South Yosemite Street, Unit D, Centennial, Colorado, 80112.

As of June 30, 2017, the Company has not yet commenced full scale operations nor generated revenue.  The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure additional funding to operationalize the Company’s planned operations.

NOTE 1 – Liquidity and Capital Resources:

Cash Flows — During the nine months ended June 30, 2017 and 2016, the Company primarily utilized cash and cash equivalents and proceeds from issuances of debt to fund its operations.  During the nine months ended June 30, 2017 and 2016, the Company received $875,000 and $532,000 from the issuance of its debt.  The Company’s net losses were $26,104,398 and $67,950 for the nine months ended June 30, 2017 and 2016, respectively.

Cash flows used by operations for the nine months ended June 30, 2017 and 2016 were $430,173 and $223,961, respectively.  Changes in both operating assets and liabilities were the drivers of the net increase usage of cash.

WOWI, Inc.
Notes to Consolidated Interim Financial Statements
Periods Ended June 30, 2017 and 2016

Our historical operating results indicate substantial doubt exists related to the Company's ability to continue as a going concern.  We believe that the actions discussed above are probable of occurring and mitigating the substantial doubt raised by our historical operating results and satisfying our estimated liquidity needs 12 months from the issuance of the financial statements.  However, we cannot predict with certainty the outcome of our actions to generate liquidity, including the availability of additional debt financing, or whether such actions would generate the expected liquidity as currently planned.

Capital Resources — As of June 30, 2017 and September 30, 2016, the Company had $265,959 and $226,729 in cash and equivalents, respectively.

The Company has primarily relied upon proceeds from convertible debt issuances to fund its operations.  The Company anticipates continuing to rely on sales of our debt and equity securities in order to continue to fund its business operations.  Issuances of additional shares will result in dilution to its existing stockholders.  There is no assurance that the Company will be able to complete any additional sales of our equity securities or that it will be able arrange for other financing to fund our planned business activities.

NOTE 2 – Critical Accounting Policies and Estimates:

Principles of consolidation and presentation – The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make certain estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  The Company bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances at the time.  Actual results could differ from those estimates under different assumptions or conditions.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, World of Weed, Inc.

Financial instruments and concentrations of risk – The Company has the following financial instruments: cash and cash equivalents, accounts payable, accrued liabilities, and long-term convertible debt.  The carrying value of these instruments approximate fair value.

Cash and cash equivalents are maintained at one financial institution.  Deposits held with this financial institution may exceed the amount of insurance provided on such deposits.  Generally, these deposits may be redeemed upon demand and are maintained with a financial institution of reputable credit and therefore bear minimal credit risk.

Cash and cash equivalents – Cash and cash equivalents include highly liquid, short-term investments with an original maturity of less than 90 days.

WOWI, Inc.
Notes to Consolidated Interim Financial Statements
Periods Ended June 30, 2017 and 2016

Property and equipment – The Company has a policy to capitalize expenditures with useful lives in excess of one year and costs exceeding $1,000 as property and equipment and depreciates such assets on a straight-line basis over estimated useful lives, which currently ranges from 3 to 30 years.

Expenditures for repairs and maintenance are charged to operating expense as incurred.  Expenditures for additions and betterments are capitalized.  When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in operations.  The Company reviews the carrying value of investments for impairment whenever events or changes in circumstances indicate the carrying amounts may not be recoverable.

As of June 30, 2017 and September 30, 2016, the Company’s property and equipment consisted of the following:

	June 30, 2017	September 30, 2016
Equipment	$34,209	$21,800
Less: accumulated depreciation	(5,173)	(1,677)
Property and equipment, net	$29,036	$20,123

Depreciation expense for the nine months ended June 30, 2017 and 2016 totaled $3,496 and $0, respectively.  For the three months ended June 30, 2017 and 2016, depreciation expense was $1,229 and $0, respectively.

Construction in Progress – In connection with the Company’s property and equipment policies, the Company capitalizes materials and labor costs for various assets, such as building improvements, land improvements, and other equipment that has not been placed in service.  When the assets are placed in service, the Company classifies them as property and equipment and begins to depreciate them in accordance with accounting policies.  As of June 30, 2017 and September 30, 2016, the Company recognized $344,988 and $12,600 as construction in progress, respectively.

WOWI, Inc.
Notes to Consolidated Interim Financial Statements
Periods Ended June 30, 2017 and 2016

Income taxes – The Company is subject to taxation in various jurisdictions and may be subject to examination by various authorities.  For the fiscal years 2016 and 2015, the operating Company’s tax return has not yet been filed but is expected to show a substantial net loss so consequently no tax liability should result from either year.  Moreover, the parent company filed a final federal tax return in 2016 in error, but management intends to correct this error and refile the return.  The Company estimates that the error has no impact on the financial statements but may affect the Company’s ability to realize net operating loss carryforwards if not rectified in a timely manner.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities.  The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company’s financial statements or tax returns.

Revenue recognition – The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured.  As of June 30, 2017, the Company had not produced revenues.

Selling, general, and administrative expenses – Selling, general, and administrative expenses consist primarily of administrative and overhead costs, advertising, and other marketing promotions.  Advertising costs are expensed as incurred or the first time the advertising takes place.  For the three and nine months ended June 30, 2017 and 2016, advertising costs incurred were $10,748 and $0 and $16,248 and $0, all respectively.

Consulting fees – Consulting fees consisted of fees paid to outside consultants hired by the company to provide various services.  For the three and nine months ended June 30, 2017 and 2016, consulting fees incurred were $15,694 and $0 and $62,328 and $0, all respectively.

Salaries and payroll expense – Salaries and payroll expense consisted of salaries paid to company employees and related taxes.  For the three and nine months ended June 30, 2017 and 2016, salaries and payroll expense were $64,977 and $0 and $146,125 and $0, all respectively.

The CEO receives an annual salary of $120,000 per year, or $10,000 monthly, with any unpaid amounts due in cash or stock on demand.  During the three and nine months ended June 30, 2017 and 2016, the CEO collected $25,875 and $0 and $54,813 and $0 of cash compensation, resulting in accrued compensation payable of $145,588 and $110,400, all respectively, as of June 30, 2017 and September 30, 2016.

The Company also reimburses the CEO lease and all other costs for use of a personal vehicle.  Currently, lease reimbursements range from $700 to $800 per month.  The total expense related to these reimbursements was $2,208 and 0 and $7,435 and $0 for the three and nine months ended June 30, 2017 and 2016, all respectively.

The Company currently has seven directors, one of whom is also the CEO, who has compensation arrangements discussed above.  Currently, there are no compensation agreements in place for the other directors, and they have not received compensation.  Consequently, contingent compensation-related liabilities are not determinable and have not been recorded as of June 30, 2017 and September 30, 2016.  However, future liabilities and expenses may arise from director compensation once determined.

WOWI, Inc.
Notes to Consolidated Interim Financial Statements
Periods Ended June 30, 2017 and 2016

Basic and diluted earnings per share – Basic earnings per share is computed based on the weighted-average number of common shares outstanding each year.  Diluted earnings per share are computed using the weighted average number of shares of common stock and potentially dilutive securities assumed to be outstanding during the year.  Potentially dilutive shares from stock options and other common stock equivalents are excluded from the computation when their effect is anti-dilutive.

For purposes of earnings per share presentation, the Company has not factored in accounting for Class B preferred stock, as discussed in Note 5, since such dilution pertains only to voting rights and does not represent true dilution of outstanding common interests.

Contingencies – Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they arise from guarantees, in which case the guarantees would be disclosed.

Recently issued accounting standards – In May 2017, the FASB issued ASU No. 2017-09, Scope of Modification Accounting (Topic 718) (ASU 2017-09).  ASU 2017-09 clarifies the accounting for when the terms of a share-based award are modified.  ASU 2017-09 is effective for annual reporting periods beginning after December 15, 2017, and for interim periods within those years, with early adoption permitted.  We do not expect this ASU to have a significant impact on our consolidated financial statements and related disclosures.
The Financial Accounting Standards Board and other entities issued new or modifications to, or interpretations of, existing accounting guidance during 2017.  Management has carefully considered the new pronouncements that altered generally accepted accounting principles and does not believe that any other new or modified principles will have a material impact on the Company’s reported financial position or operations in the near term.

WOWI, Inc.
Notes to Consolidated Interim Financial Statements
Periods Ended June 30, 2017 and 2016

NOTE 3 – CONVERTIBLE DEBT AND DERIVATIVE LIABILITY

In conjunction with the acquisition of World of Weed, Inc., on May 9, 2016, the Company entered into a convertible note payable with a director in the amount of $84,000, payable in 12 consecutive monthly payments of $7,000 each beginning in May 2016.  As of June 30, 2017 and September 30, 2016, $0 and $56,000, respectively, remained payable under this obligation.  This note is convertible into 5,000,000 shares of common stock if and upon default on the repayment terms.  Since the conversion feature only triggers in the event of default, and no default occurred in 2016 or subsequently through repayment of the note, the conversion feature required no beneficial conversion feature or derivative liability accounting.

During the fiscal year 2016, the Company raised $452,000 through a private placement of promissory convertible notes with certain accredited investors, bearing interest at 12%, with interest and principal due February 1, 2019.  During the nine months ended June 30, 2017, the Company raised an additional $875,000 with more accredited investors, bearing interest at 12%, with interest and principal due February 1, 2019, for total notes payable of $1,327,000 and $452,000 as of June 30, 2017 and September 30, 2016, respectively.

Upon issuance, each of the notes is immediately convertible at the noteholders election into the company’s common stock at the volume weighted average price (“VWAP”) of the thirty days preceding the notice of conversion.  Since the conversion rate can be tied to an underlying item, the feature is considered to be a derivative that is recorded as a liability at fair value and adjusted to fair value at the conclusion of each reporting period.  The underlying assumptions used in the Black Scholes model to determine the fair value of the derivative liability were based on the individual date the notes were closed and were the following:

	Upon Issuance	June 30, 2017
Current stock price	$0.80-$4.99	$2.35
Risk-free interest rate	0.71%-1.36%	1.38%
Expected dividend yield	0%	0%
Expected term (years)	1.8 to 3.3	2.0
Expected volatility	24% to 139%	100%

WOWI, Inc.
Notes to Consolidated Interim Financial Statements
Periods Ended June 30, 2017 and 2016

The initial fair value of the derivative liability was recorded as interest expense of $19,827 and $263,330, respectively, for the three and nine months ended June 30, 2017.  A summary of changes in the derivative liability are as follows:

October 1, 2016	$129,993
Initial value of embedded derivative	243,504
Increase in fair value	320,911
June 30, 2017	$694,408

For the three and nine months ended June 30, 2017 and 2016, the Company recognized interest expense of $59,763 and $113,864 and $360,819 and $4,663 under the terms of these notes, all respectively.  As of June 30, 2017 and September 30, 2016, accrued interest on these notes totaled $126,526 and $29,037, respectively.

NOTE 4 – STOCK PAYABLE

In May 2016, the Company elected to issue 600,000 shares to a board member as compensation.  As of September 30, 2016, the shares have not been issued and therefore remain on the balance sheet as a liability, which is adjusted to the market price at the end of each reporting period.  The Company recorded $480,000 of compensation expense when the share amount was determined. As of June 30, 2017 and September 30, 2016, the market values of the shares were $1,410,000 and $1,200,000, respectively.  The Company recognized a resulting gain of $90,000 and a resulting loss of $210,000 for the three and nine months ended June 30, 2017.

The CEO receives an annual salary of $120,000 per year, or $10,000 monthly, with any unpaid amounts due in cash or stock on demand.  Since the compensation will most likely be paid in stock at a future date, the Company has accrued it as compensation due in stock.  During the three and nine months ended June 30, 2017 and 2016, the CEO collected $25,875 and $0 and $54,813 and $0 of cash compensation, resulting in accrued compensation payable of $145,588 and $110,400, all respectively, as of June 30, 2017 and September 30, 2016.

NOTE 5 – BUSINESS COMBINATION

On May 9, 2016, the Company entered into and completed a share exchange agreement with Anthony Russo and Chuck Sallah, individuals residing in Colorado and Ohio, respectively, (collectively, “Owners”), who held 100% of the capital stock of World of Weed, Inc.  Under the agreement, the Owners delivered all ownership interests in World of Weed, Inc. in exchange for 25,750,000 shares of the Company’s common stock and entry into an $84,000 convertible note due to Michael Heilman, the former CEO and a current director, payable in twelve monthly installments of $7,000 as discussed in Note 3.

Concurrent with the share exchange agreement, Mr. Russo was appointed to the board of directors as the Chairman and became the Chief Executive Officer of the Company.  Mr. Russo also became the controlling shareholder of the Company as a result of the transaction.

As a result of the transaction, World of Weed, Inc. became a wholly owned subsidiary of the Company.

WOWI, Inc.
Notes to Consolidated Interim Financial Statements
Periods Ended June 30, 2017 and 2016

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed relative to the Parent company operations, at the business combination transaction date.

Cash	$18
Total identifiable assets	$18

Note payable and accrued interest due to officer	$290,108
Note payable executed in connection with share exchange agreement	84,000
Total identifiable liabilities	$374,108

Net identifiable liabilities	$(374,090)

The net identifiable liabilities described above are presented as part of the 4,101,340 share recapitalization, which is further discussed in Note 6.

Immediately after the business combination, the Company issued 150,000 shares of common stock to Michael Heilman in satisfaction of the $290,108 note.

Of the 25,750,000 shares issued, the former ownership of World of Weed, Inc. allocated 198,842 shares to a former business associate in exchange for a $30,000 investment.  The Company collected the $30,000 proceeds related to these shares on May 16, 2016.

NOTE 6 – STOCKHOLDERS’ EQUITY

Preferred Stock – Class A

The Company has authorized 10,000 shares of Class A Convertible Redeemable Preferred Stock, par value of $0.001 per share, none of which has been issued.  Each share of Preferred Stock carries voting rights equivalent to 50,000 shares of common stock and is entitled to a $40 per share preference over the Common Stock with respect to the distribution of assets of our Company in the event of liquidation, dissolution, or winding-up of our Company.  The shares pay an annual dividend of $8 per share before any income available to common shareholders.  Holders of such preferred stock may, at any time, convert their interest to 1,000 shares of common stock per preferred share or redeem the preferred shares for $40 cash per share.  As of June 30, 2017 and September 30, 2016, no shares of preferred stock were issued and outstanding.

Preferred Stock – Class B

The Company has authorized the issuance of one share of Class B Preferred Stock.  The stock has no par value and is not redeemable or convertible.  However, the holder of such stock may vote in any common stockholder voting matter and exercise votes equivalent to all outstanding common shares, effectively diluting such votes by 50%.

WOWI, Inc.
Notes to Consolidated Interim Financial Statements
Periods Ended June 30, 2017 and 2016

The Company has determined that such voting power constitutes a ratchet provision and requires accounting treatment as an embedded derivative under the guidance provided by ASC 815.  Fair value accounting, as mandated by ASC 815, requires bifurcation of embedded derivative instruments, such as ratchet provisions or conversion features in convertible debt or equity instruments, and measurement of their fair value.  Since the instrument has no cash settlement option, the Company treats it as a component of equity and marks it to market at each reporting period.

In the event we have stock-based compensation, we account for stock-based compensation using the fair value method following the guidance set forth in section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation.  This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions).  That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period).  No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Our Articles of Incorporation, as Amended, further authorize one share of Class B Preferred Stock, with no par value and special voting powers allowing votes equivalent to all outstanding common shares in any matter that common stockholders vote on.  The authorized but unissued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Directors, in their sole discretion, have the power to determine the relative powers, preferences, and rights of each series of Preferred Stock.  In December 2016, the Company granted this share to the CEO, resulting in $24,845,981 of compensation expense and recording of an initial derivative component of equity of $24,845,981.

As of June 30, 2017 and September 30, 2016, 1 and 0 shares were issued and outstanding, respectively.

Common Stock

As discussed in Note 5, the Company issued 25,750,000 shares of common stock in connection with the share exchange agreement on May 9, 2016. These shares have been presented retroactively as the beginning balance on July 31, 2015 (Inception).

Immediately prior to the acquisition, 4,101,340 shares of common stock were outstanding and therefore presented as part of the recapitalization on May 9, 2016.

On May 9, 2016, the Company issued 150,000 common shares in satisfaction of $290,108 formerly due to Michael Heilman, a current director.

In September 2016, the Company issued 115,000 fully vested shares of common stock to consultants for services rendered, resulting in stock-based compensation expense of $138,000.

As of each June 30, 2017 and September 30, 2016, 30,116,340 shares were issued and outstanding.

WOWI, Inc.
Notes to Consolidated Interim Financial Statements
Periods Ended June 30, 2017 and 2016

NOTE 7 – RELATED PARTY TRANSACTIONS

In conjunction with the acquisition of World of Weed, Inc., on May 3, 2016, the Company and a director agreed to satisfy $290,108 of related party notes payable through retaining 150,000 shares of common stock and issuance of a note payable in the amount of $84,000, payable in 12 consecutive monthly payments of $7,000 each beginning in May 2016.  As of June 30, 2017 and September 30, 2016, $0 and $56,000 remained payable under this obligation. This note is convertible into 5,000,000 shares of common stock if and upon default on the repayment terms.

During 2016, the Company issued a $50,000 convertible note under the terms described in Note 3 to a director.  The Company repaid $40,000 during 2016, for an outstanding balance of $10,000 as of each, June 30, 2017 and September 30, 2016.  During the normal course of business, and for business purposes, the Company regularly advances funds to entities related through direct majority ownership interests by the CEO and various directors.  Advances, net of repayments, to these entities totaled $99,733 during the fiscal year 2016.  As of June 30, 2017 and September 30, 2016, these entities owed the Company $208,238 and $99,733, respectively.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Litigation – From time to time, in the normal course of business, the Company may be a party to legal proceedings.  Management is not currently aware of any litigation pertaining to the Company.  However, as discussed in Note 2, contingent liabilities related to director compensation may arise at some future point.

Operating leases – The Company entered into a lease agreement for office space on August 12, 2015.  Under the agreement the Company leases office space in Centennial, Colorado for $1,000 per month.  As amended, the agreement calls for a lease term through September 30, 2017.

As of March 31, 2017, future minimum payments under this lease were $6,000, all payable during the remainder of fiscal year 2017.

WOWI, Inc.
Notes to Consolidated Interim Financial Statements
Periods Ended June 30, 2017 and 2016

NOTE 9 – SUBSEQUENT EVENTS

Subsequent to June 30, 2017, and through the date of this filing, the Company has raised an additional $40,000 in additional capital through the sale of debt carrying similar terms to those discussed in Note 3.

In July 2017, the Company issued 880,000 shares of common stock to officers, directors and employees for services rendered. 600,000 of these shares were issued in satisfaction of the liability due to the director, as discussed in Note 4.

Effective July 14, 2017, convertible noteholders converted $1,327,000 of principal and $132,717 of accrued interest into 1,459,715 shares of common stock.

In July 2017, the Company entered into another $40,000 convertible note agreement and immediately converted it into 40,000 shares of the Company’s common stock.

Management has evaluated all subsequent events through September 1, 2017, the date these financial statements were available to be issued, noting no other significant events requiring disclosure.

PROSPECTUS

November 13, 2017

Until ____________, 20__, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The expenses to be paid by the Registrant are as follows. All amounts, other than the SEC registration fee, are estimates.
Amount to be Paid
SEC registration fee	$565
Legal fees and expenses	10,000
Accounting fees and expenses	20,000
Audit Fees	54,000

Total	$84,565

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Under the Florida Revised Statutes and our Articles of Incorporation, as amended, our directors and officers will have no personal liability to us or our shareholders for monetary damages incurred as the result of the breach or alleged breach by a director or officer of his “duty of care.” This provision does not apply to the directors’: (1) acts or omissions that involve intentional misconduct, fraud or a knowing and culpable violation of law, or (2) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of his duties, including gross negligence.
The effect of this provision in our Articles of Incorporation is to eliminate the rights of our Company and our shareholders (through shareholder’s derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (1) and (2) above. This provision does not limit nor eliminate the rights of our Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. Section 145 of the Nevada General Corporation Law provides corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES
On August 18, 2015, WOWI, Inc. issued an aggregate of 1,015,000 shares of Common Stock to four individuals in consideration for management and consulting services.   We relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, to issue these shares. This issuance did not involve any advertising or general solicitation and each of the individuals who received shares had a pre-existing relationship with management as well as special knowledge of our operations and business including conducting due diligence.   We relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, to issue these shares.
On August 18, 2015, WOWI, Inc. issued an aggregate of 177,764 shares of Common Stock to six individuals for conversion of debt. We relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, to issue these shares. This issuance did not any advertising or general solicitation  and each of the individuals who received shares had a pre-existing relationship with management as well as special knowledge of our operations and business.
Additionally, on August 18, 2015, WOWI, Inc. issued 300,000 shares of Common Stock to an individual pursuant to a subscription agreement, and on January 8, 2016, this individual purchased 500,000 additional shares. We relied upon the exemption from registration provided by Section (a)(2) of the Securities Act of 1933, as amended, to issue these shares. This issuance did not involve any advertising or general solicitation and each of the individuals who received shares had a pre-existing relationship with management as well as special knowledge of our operations and business.
WOWI, Inc. issued 25,750,000 new shares of Common Stock, less net cancellations of 600,000, on May 9, 2017 in connection with the acquisition. We relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, to issue these shares, as this transaction did not involve a public offering and the shares were issued to an affiliate of our Company. On September 8, 2016, WOWI, Inc. issued an aggregate of 115,000 shares of Common Stock to two individuals in consideration for their providing services related to the acquisition and other consulting services.   We relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, to issue these shares. This issuance did not involve any advertising or general solicitation and each of the individuals who received shares had a pre-existing relationship with management as well as special knowledge of our operations and business.
During fiscal year 2016, WOWI, Inc. raised $452,000 through a private placement of promissory convertible notes with 15 accredited investors.  We relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, to issue these notes. This issuance did not involve any advertising or general solicitation and each of the individuals who received shares had a pre-existing relationship with management as well as special knowledge of our operations and business.
In July 2017, WOWI, Inc. raised $40,000 through a private placement of a promissory convertible note with 1 accredited investor.  The investor immediately converted it into 40,000 shares of the Company’s common stock.  We relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, to issue this note. This issuance did not involve any advertising or general solicitation and each of the individuals who received shares had a pre-existing relationship with management as well as special knowledge of our operations and business
ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
The following exhibits are included as part of this Form S-1:

Exhibit No.	Description
3.1	Articles of Incorporation*
3.2	Articles of Amendment*
3.3	Articles of Amendment re Preferred Stock
3.4	Amended and Restated Bylaws*
5.1	Legal Opinion of the Hoban Law Group LLC
10.1	WOWI Inc Licensing Agreement dated November 5, 2015*
10.2	Jolen Share Exchange Agreement
23.1	Consent of BF Borgers CPA PC
23.2	Consent of the Hoban Law Group LLC (included in Exhibit 5.1)

* Previously filed

17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes to:

(a) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d) that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the Registrant relating to the offering filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in Centennial, Colorado, on this 13th, day of November, 2017

WOWI, INC.

By:	/s/ Anthony Russo
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony Russo	President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Director (Principal Executive Officer, Principal Financial and Accounting Officer)	November 13, 2017
Anthony Russo

/s/ Michael Heilman	Vice President, Director	November 13, 2017
Michael Heilman

/s/ Graciela Moreno	Chief Operating Officer, Director	November 13, 2017
Graciela Moreno

/s/ Charles Sallah	Director	November 13, 2017
Charles Sallah

/s/ Alex Warner	Director	November 13, 2017
Alex Warner

/s/ Jose Ramirez	Director	November 13, 2017
Jose Ramirez

/s/ Michael Bayoff	Director	November 13, 2017
Michael Bayoff